Registration No. 333-281201

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

APTOSE BIOSCIENCES INC.

(Exact name of Registrant as specified in its charter)

Canada	2836	98-1136802
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

66 Wellington Street West, Suite 5300

TD Bank Tower, Box 48

Toronto, Ontario M5K 1E6

Canada

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Aptose Biosciences U.S. Inc.

Unit 120, 12770 High Bluff Drive

San Diego, California 92130

(858) 926-2730

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel M. Miller Dorsey & Whitney LLP Suite 1070, 1095 West Pender Street Vancouver, British Columbia Canada V6E 2M6 (604) 630-5199	Faith L. Charles Thompson Hine LLP 300 Madison Avenue, 27th Floor New York, NY 10017 (212) 344-5680	Fletcher Payne Senior Vice President and Chief Financial Officer Aptose Biosciences Inc. 66 Wellington Street West, Suite 5300 TD Bank Tower, Box 48 Toronto, Ontario M5K 1E6 Canada

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Company hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated October 30, 2024

PRELIMINARY PROSPECTUS

Up to 21,528,525 Common Shares

Up to 21,528,525 Pre-Funded Warrants to Purchase up to 21,528,525 Common Shares

Up to 10,764,263 Warrants to Purchase 10,764,263 Common Shares

Up to 21,528,525 Common Shares Underlying Pre-Funded Warrants

Up to 10,764,263 Common Shares Underlying Warrants

Up to 861,141 Common Shares underlying the Placement Agent Warrants

This prospectus relates to the offering of up to 21,528,525 common shares, no par value (“Offered Shares”) together with warrants to purchase up to 10,764,263 common shares. Each Offered Share, or a pre-funded warrant (the “Pre-Funded Warrants) in lieu thereof, is being sold together with one half (1/2) common warrant (the “Common Warrants” and together, with the “Pre-Funded Warrants”, the “Warrants”) exercisable for one common share. Our common shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “APTO” and on the Toronto Stock Exchange (“TSX”) under the symbol “APS”. On October 29, 2024, the last reported sale price of the common shares on Nasdaq was $0.3716 per common share and on the TSX was C$0.54 per common share. The assumed combined public offering price for each Offered Share and accompanying Common Warrant is $0.3716, which is the last reported sale price of our common shares on Nasdaq on October 29, 2024. We have applied to the TSX for conditional approval of the offering and are relying on the exemption included in section 602.1 of the TSX Company Manual. The completion of the offering is conditional upon the approval of the TSX. In addition, this prospectus relates to the issuance of Placement Agent Warrants (as defined below) to purchase up to 861,141 shares of our common shares issuable to the Placement Agent (as defined below), based on an assumed public offering price of the Offered Shares and Warrants and the underlying common shares issuable upon the exercise of Placement Agent Warrants.

Each Common Warrant has an assumed exercise price of $0.3716 per common share, which is the last reported sale price of our common shares on Nasdaq on October 29, 2024, will be exercisable immediately upon issuance, subject to certain limitations based on the holder’s beneficial ownership of our common shares, and will expire five years from the date of issuance. The Offered Shares and Common Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. We are also offering Pre-Funded Warrants to purchase up to 21,528,525 common shares to those purchasers whose purchase of Offered Shares in this offering would result in the purchaser beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common shares following the consummation of this offering in lieu of the Offered Shares that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) following the consummation of this offering. Each Pre-Funded Warrant will be exercisable for one common share at an exercise price of $0.0001 per common share. Each Pre-Funded Warrant is being issued together with the same Common Warrants described above being issued with each Offered Share. The assumed combined public offering price for each such Pre-Funded Warrant, together with the Common Warrants, is $0.3715, which is equal to the assumed public offering price in this offering of an Offered Share and accompanying Common Warrant less the $0.0001 per common share exercise price of each such Pre-Funded Warrant. Each Pre-Funded Warrant will be exercisable immediately upon issuance, subject to certain limitations based on the holder’s beneficial ownership of our common shares, and may be exercised at any time until the Pre-Funded Warrant is exercised in full. The Common Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. For each Pre-Funded Warrant and the accompanying Common Warrants we sell, the number of Offered Shares and the accompanying Common Warrants we are offering will be decreased on a one-for-one basis.

We are also registering the common shares issuable upon exercise of the Warrants and Placement Agent Warrants.

There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Investing in the Offered Shares and Warrants involves a high degree of risk. Review “Risk Factors” beginning on page 14 of this prospectus carefully before you make an investment in our securities. You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before investing in any of our Offered Shares.

We have engaged A.G.P./Alliance Global Partners (the “Placement Agent”), to act as our sole placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the Placement Agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no minimum number of securities or amount of proceeds required as a condition to closing in this offering. The securities will be offered at a fixed price and are expected to be issued in a single closing. The offering will terminate on December 22, 2024 unless (i) the closing occurs prior thereto or (ii) we decide to terminate the offering prior thereto which we may do at any time in our discretion. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. We expect that the closing of the offering will occur one trading day after we price the securities offered hereby if we price such securities prior to 4:01 p.m. eastern time on a trading day and two trading days after we price the securities offered hereby if we price such securities at any other time. When we price the securities, we will simultaneously enter into securities purchase agreements relating to the offering with those investors who so choose. The offering will settle delivery versus payment (“DVP”)/receipt versus payment (“RVP”). That is, on the closing date, we will issue the Offered Shares directly to the account(s) at the Placement Agent identified by each purchaser; upon receipt of such shares, the Placement Agent shall promptly electronically deliver such shares to the applicable purchaser, and payment therefor shall be made by the Placement Agent (or its clearing firm) by wire transfer to us. In addition, because there is no escrow trust or similar arrangement and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. We will bear all costs associated with the offering. See “Plan of Distribution” on page 21of this prospectus for more information regarding these arrangements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Offered Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price (1)
Placement Agent discounts and commissions (2)
Proceeds, before expenses, to us (3)

(1)	The assumed combined public offering price is $0.3716 per Offered Share and accompanying Common Warrant and $0.3715 per Pre-Funded Warrant and accompanying Common Warrant.
(2)

This represents a cash fee equal to 7.0% of the aggregate purchase price paid by investors in this offering. This does not include warrants that are issuable by us to the placement agent or its permitted designees to purchase up to a number of common shares equal to 4.0% of the shares sold in this offering, exercisable at a price per share equal to 110% of the public offering price of the common shares offered hereby (the “Placement Agent Warrants”) or certain out-of-pocket expenses of the placement agent that are reimbursable by us. See “Plan of Distribution” beginning on page 21 for additional information regarding Placement Agent compensation.

(3)	The amount of proceeds, before expenses, to us does not give effect to any exercise of the Warrants.

The Placement Agent expect to deliver the Offered Shares on or about      , 2024.

Sole Placement Agent

A.G.P.

The date of this prospectus is      , 2024

ABOUT THIS PROSPECTUS

This prospectus, including the information incorporated by reference, is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

Neither we nor the Placement Agent have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

As used in this prospectus and in any prospectus supplement, unless the context otherwise requires, the terms “Aptose,” the “Company,” “we,” “us,” and “our” refer to Aptose Biosciences Inc. and, unless the context requires otherwise, the subsidiaries through which it conducts business.

Unless stated otherwise or if the context otherwise requires, all references to dollar amounts in this prospectus are references to U.S. dollars.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities law. We refer to such forward-looking statements and forward-looking information collectively as “forward-looking statements”. These statements relate to future events or future performance and reflect our expectations and assumptions regarding our growth, results of operations, performance and business prospects and opportunities. Such forward-looking statements reflect our current beliefs and are based on information currently available to us. In some cases, forward-looking statements can be identified by terminology such as “may”, “would”, “could”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue” or the negative of these terms or other similar expressions concerning matters that are not historical facts.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference reflect our current views with respect to future events, are subject to significant risks and uncertainties, and are based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, among others:

•	our risk of imminent bankruptcy;

•	we need to obtain substantial funding immediately in order to continue operations and our exploration of strategic alternatives;

•	our compliance plans to address various notifications from Nasdaq and whether such compliance plans will be accepted by Nasdaq;

•	our ability to continue as a going concern;

•	our lack of product revenues;

•

our early stage of development, particularly the inherent risks and uncertainties associated with (i) developing new drug candidates generally, (ii) demonstrating the safety and efficacy of these drug candidates in clinical studies in humans, and (iii) obtaining regulatory approval to commercialize these drug candidates;

•	our need to raise substantial additional capital in the near future and that we may be unable to raise such funds when needed and on acceptable terms;

•	further equity financing, which may substantially dilute the interests of our existing shareholders;

•

clinical studies and regulatory approvals of our drug candidates are subject to delays, and may not be completed or granted on expected timetables, if at all, and such delays may increase our costs and could substantially harm our business;

•

our reliance on external contract research/manufacturing organizations for certain activities and if we are subject to quality, cost, or delivery issues with the preclinical and clinical grade materials supplied by contract manufacturers, our business operations could suffer significant harm;

•

clinical studies are long, expensive and uncertain processes and the United States Food and Drug Administration, or “FDA”, or other similar foreign regulatory agencies that we are required to report to, may ultimately not approve any of our product candidates;

•	our ability to comply with applicable regulations and standards;

•	our inability to achieve our projected development goals in the time frames we announce and expect;

•	difficulties in enrolling patients for clinical trials may lead to delays or cancellations of our clinical trials;

•	our reliance on third parties to conduct and monitor our preclinical studies;

•	our ability to attract and retain key personnel, including key executives and scientists;

•	any misconduct or improper activities by our employees;

•	our exposure to exchange rate risk;

•	our ability to commercialize our business attributed to negative results from clinical trials;

•

the marketplace may not accept our products or product candidates due to the intense competition and technological change in the biotechnical and pharmaceuticals, and we may not be able to compete successfully against other companies in our industries and achieve profitability;

•	our ability to obtain and maintain patent protection;

•	our ability to afford substantial costs incurred with defending our intellectual property;

•	our ability to protect our intellectual property rights and not infringe on the intellectual property rights of others;

•	our business is subject to potential product liability and other claims;

•	potential exposure to legal actions and potential need to take action against other entities;

•	commercialization limitations imposed by intellectual property rights owned or controlled by third parties;

•	our ability to maintain adequate insurance at acceptable costs;

•	our ability to find and enter into agreements with potential partners;

•	extensive government regulation;

•	data security incidents and privacy breaches could result in increased costs and reputational harm;

•	our common share price has been and is likely to continue to be volatile;

•	future sales of our common shares by us or by our existing shareholders could cause our common share price to drop;

•	changing global market and financial conditions;

•	changes in an active trading market in our common shares;

•	difficulties by non-Canadian investors to obtain and enforce judgments against us because of our Canadian Incorporation and presence;

•	our “smaller reporting company” status;

•

any failures to maintain an effective system of internal controls may result in material misstatements of our financial statements, or cause us to fail to meet our reporting obligations or fail to prevent fraud;

•	our broad discretion in how we use the proceeds of the sale of Offered Shares

•	our ability to expand our business through the acquisition of companies or businesses; and

•

other risks detailed from time-to-time in our on-going filings with the SEC and Canadian securities regulators, and those which are discussed under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference.

Should one or more of these risks or uncertainties materialize, or should the assumptions described in the sections entitled “Risk Factors” in this prospectus and in the documents incorporated by reference underlying those forward-looking statements prove incorrect, actual results may vary materially from those described in the forward-looking statements.

More detailed information about these and other factors is included in this prospectus under the section entitled “Risk Factors” and in the documents incorporated by reference into this prospectus. Although we have attempted to identify factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Forward-looking statements are based upon our beliefs, estimates and opinions at the time they are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or circumstances should change, except as required by applicable law. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.

Forward-looking statements contained in this prospectus are made as of the date of this prospectus. Forward-looking statements made in a document incorporated by reference into this prospectus are made as of the date of the original document and have not been updated by us except as expressly provided for in this prospectus.

Except as required under applicable securities legislation, we undertake no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. We qualify all the forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus by the foregoing cautionary statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of Canada. Many of our directors and officers and the experts named in this prospectus are residents of countries other than the United States, and all or a substantial portion of their assets and some of our assets are located outside the United States. We have appointed Aptose Biosciences U.S. Inc. as our agent for service of process in the United States, but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. Additionally, it may not be possible for you to enforce judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. In addition, there is doubt as to whether an original action could be brought in Canada against us or our directors or officers based solely upon U.S. federal or state securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of U.S. federal or state securities laws.

v

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference. It may not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and the financial statements and related notes included or incorporated by reference herein. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

Aptose Biosciences Inc.

Our Business

Aptose Biosciences Inc. (“Aptose,” the “Company,” “we,” “us,” or “our”) is a science-driven clinical stage biotechnology company committed to the development and commercialization of precision medicines addressing unmet clinical needs in oncology, with an initial focus on hematology. The Company’s small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company’s executive offices are located in San Diego, California, and our head office is located in Toronto, Canada.

Tuspetinib, (“Tuspetinib” or “TUS”), Aptose’s lead program, is being developed for frontline combination therapy in newly diagnosed acute myeloid leukemia (“AML”) patients to unlock the most significant patient impact and greatest commercial opportunity. AML is a highly aggressive cancer of the bone marrow and blood, and there is a tremendous unmet need for a therapy that can extend survival of newly diagnosed AML patients and improve their quality of life. Newly diagnosed AML patients typically fail all frontline (1L) therapies, and responses to subsequent salvage therapies in the relapsed or refractory (R/R) setting are limited, highlighting the need for a more effective triple drug (“triplet”) combination therapy to increase survival in the frontline setting.

Current standard of care treatment in the 1L setting for many newly diagnosed AML patients includes a doublet combination of venetoclax and a hypomethylating agent (VEN+HMA). Exploratory triplet therapies using current agents added to VEN+HMA have achieved notable response rates but are compromised because of toxicities and the limited activity across subpopulations of AML patients. In contrast, tuspetinib is a convenient, orally administered, once-daily kinase inhibitor that targets select kinases operative in AML and exerts broad activity across AML populations with adverse genetics. However, tuspetinib avoids kinases that typically cause toxicities associated with other kinase inhibitors and has demonstrated an excellent safety profile. These properties position tuspetinib as an ideal agent for addition to the VEN+HMA backbone therapy to create a superior triplet (TUS+VEN+HMA) frontline therapy to treat newly diagnosed AML.

Aptose plans to develop Tuspetinib in the TUS+VEN+HMA triplet drug combinations in newly diagnosed AML patients, once the study enrolls, we expect to deliver important clinical data (CR and MRD negativity rates, safety, and survival) over the following 6 to 12 months. It was essential to understand the safety, tolerability, and response activities of tuspetinib as a single agent and as the TUS+VEN doublet combination before advancing to the TUS+VEN+HMA triplet. We therefore performed a clinical trial of TUS single agent in patients with relapsed or refractory (R/R) AML and then performed a trial with the TUS+VEN doublet therapy in R/R AML patients and now have advanced the TUS+VEN+HMA frontline therapy into newly diagnosed AML patients. See Note 2(a) and Item 1A – Risk Factors.

To be precise, we have now completed a dose escalation and dose exploration international Phase 1/2 clinical trial to assess the safety, tolerability, pharmacokinetics, pharmacodynamic responses, and efficacy of

TUS single agent in patients with R/R AML. Significant bone marrow blast reductions and clinical responses without dose limiting toxicities were achieved at four dose levels across a broad diversity of mutationally-defined AML populations and with a highly favorable safety profile. Tuspetinib to date has demonstrated a favorable safety profile and has caused no drug-related QTc prolongations, liver or kidney toxicities, muscle damage, or differentiation syndrome, and no myelosuppression with continuous dosing of patients in remission. At a dose of 80 mg, tuspetinib demonstrated notable response rates in R/R AML patients that had never been treated with venetoclax (VEN-naive AML): CR/CRh=36% among all-comers, CR/CRh=50% among patients with mutated FLT3, and CR/CRh=25% in patients with wildtype FLT3.

Following completion of the single agent dose escalation and exploration trial, tuspetinib advanced into the APTIVATE expansion trial of the Phase 1/2 program to evaluate the TUS+VEN doublet in R/R AML patient populations. The TUS+VEN doublet combination therapy maintained a favorable safety profile: no new or unexpected safety signals were observed, and there were no reported drug-related adverse events of QTc prolongation, differentiation syndrome, or deaths. The TUS+VEN doublet combination also achieved significant bone marrow reductions and clinical responses in heavily pretreated R/R AML patients, including those with mutated TP53, mutated NKRAS, wildtype or mutated FLT3, and those who failed prior therapy with venetoclax (“Prior-VEN”) or FLT3 inhibitors (“Prior-FLT3i”).

Collectively, the clinical safety and efficacy data with TUS single agent and TUS+VEN doublet in R/R AML patients position tuspetinib for development as the TUS+VEN+HMA triplet in newly diagnosed AML patients. Newly diagnosed AML patients are VEN-naïve, FLT3i-naïve, and HMA-naïve – this patient population is expected to be highly responsive to a tuspetinib-containing triplet therapy. Based on the safety and efficacy profile of tuspetinib, we believe that tuspetinib as part of the TUS+VEN+HMA triplet, if approved, could establish a new standard of care therapy for newly diagnosed patients with mutated or unmutated FLT3 and in patients with other adverse genetic abnormalities. These beliefs related to the potential patient treatment and commercial opportunities are based on management’s current assumptions and estimates, which are subject to change, and there can be no assurance that tuspetinib will ever be approved or successfully commercialized and, if approved and commercialized, that it will ever generate significant revenues. See our “Risk Factors – “We are an early-stage development company with no revenues from product sales.” and “We have a history of operating losses. We expect to incur net losses and we may never achieve or maintain profitability.” in our Annual Report on Form 10-K filed with the SEC on March 26, 2024, incorporated by reference in this prospectus.

Luxeptinib (“LUX”) is an orally administered, highly potent kinase inhibitor that selectively targets defined clusters of kinases that are operative in hematologic malignancies. LUX has demonstrated clinical activity in R/R AML and in R/R B-cell cancer patients but was not consistently achieving the desired exposure levels to drive responses. Absorption of the original G1 formulation hindered the effectiveness of luxeptinib, so a new G3 formulation was developed. Clinical evaluation of the G3 formulation has been completed in a single dose bioavailability study across five dose levels and then with continuous dosing using two different dose levels. The G3 formulation achieved our desired plasma exposure benchmark, with approximately 10-fold better absorption, and better tolerability than the original formulation. We are seeking alternative development paths and collaborations for LUX. Given current funding and our prioritization of tuspetinib, we have decided to pause funding the development of luxeptinib.

Tuspetinib

Indication and Clinical Trials:

Tuspetinib is an oral, highly potent, small molecule inhibitor of kinases operative in myeloid malignancies and known to be involved in tumor proliferation, resistance to therapy and differentiation. Preclinical in vitro and in vivo studies suggest that Tuspetinib may be an effective monotherapy and combination therapy in patients with hematologic malignancies including AML. An international Phase 1/2 clinical trial in patients with relapsed or refractory AML is ongoing. The dose escalation portion of this study to date has observed evidence of robust clinical activity, including multiple complete responses in R/R AML patients with various disease genotypes, and no toxicity trends that should prevent further dose escalation.

The FDA granted orphan drug designation to tuspetinib for the treatment of patients with AML in October 2018. Orphan drug designation is granted by the FDA to encourage companies to develop therapies for the treatment of diseases that affect fewer than 200,000 individuals in the United States. Orphan drug status provides research and development tax credits, an opportunity to obtain grant funding, exemption from FDA application fees and other benefits. The orphan drug designation also provides us with seven additional years of marketing exclusivity in this indication.

Manufacturing:

Following the Tuspetinib licensing agreement between Aptose and Hanmi on November 4, 2021 (the “Tuspetinib Licensing Agreement”), Aptose received from Hanmi an existing inventory of drug product expected to support continuation of the current Phase 1/2 study. The Company and Hanmi also entered into a separate supply agreement in 2022 for additional production of new drug substance and drug product to support further clinical development. Additional batches of API and drug product have been produced by other companies during 2022 and 2023.

Program Updates at Recent Scientific Forums:

Aptose plans to initiate the tuspetinib + venetoclax + azacitidine (TUS+VEN+AZA) triple drug combination study in newly diagnosed AML patients with 40 mg tuspetinib and then to dose escalate the tuspetinib dose to 80 mg. Safety and activity as a single agent were demonstrated with the 40 mg dose of tuspetinib in R/R AML patients. This 40 mg dose represents one dose level below the 80 mg single agent recommended phase 2 dose (RP2D) of tuspetinib in R/R AML patients, this dose escalation approach which is the typical FDA recommended starting dose for drug combination studies.

On June 14, 2024, Aptose presented tuspetinib (TUS) clinical findings as a clinical poster presentation and preclinical findings as a e-poster at the European Hematology Association (EHA) 2024 Hybrid Congress in Madrid, Spain. Highlights of the findings include:

•

Tuspetinib Monotherapy (TUS) and Tuspetinib + Venetoclax (TUS+VEN) Doublet Therapy Show Broad Clinical Activity and Strong Safety Data in relapsed or refractory (R/R) Acute Myeloid Leukemia (AML) and Differentiate TUS from other Investigational Drugs in AML

•	TUS Monotherapy and TUS+VEN Doublet Therapy Active in Difficult-to-treat Genetic Subgroups, FLT3 Wildtype AML

•	TUS Shown to Target VEN Resistance Mechanisms and Retain Activity on VEN-Resistant AML Cells in Preclinical Study

•	Tuspetinib + Venetoclax + Azacitidine (TUS+VEN+AZA) Triplet Trial to Treat Newly Diagnosed AML Patients; Clinical Sites Being Activated

Our APTIVATE clinical trial of Tuspetinib as a monotherapy (TUS) and in combination treatment with Venetoclax (TUS+VEN) in a very ill AML patient population, yielded excellent and consistent safety findings and demonstrated clinical activity across a broad range of AML – including many with highly adverse genetic mutations. These findings supported advancement of Tuspetinib as an ideal third agent to add to a venetoclax and hypomethylating agent regimen for the frontline treatment of Newly Diagnosed AML patients. Conclusions from the clinical poster, entitled “Safety and Efficacy of Tuspetinib as Monotherapy and Combined with Venetoclax in a Phase 1/2 Trial of Patients with Relapsed or Refractory (R/R) Acute Myeloid Leukemia” include:

•	Extensive dose exploration was performed with TUS (93 patients) and TUS+VEN (79 patients) in highly treatment experienced R/R AML patients (prior VEN, FLT3i, HMA, chemotherapy, HSCT)

•

TUS monotherapy achieved complete remissions at 40, 80, 120, and 160 mg with no DLT, achieved a 42% CRc and 50% ORR in VEN naïve and FLT3-mutation harboring patients, and achieved responses in patients harboring highly adverse genetics (TP53MUT, RASMUT, other)

•

TUS+VEN Doublet remained safe and well tolerated (40mg TUS + 400mg VEN | 80mg TUS + 400mg VEN), and achieved bone marrow blast reductions and responses among diverse R/R AML patients with adverse mutations and prior failure of VEN

•	TUS targets known VEN resistance mechanisms in vitro and is clinically active in both FLT3MUT & FLT3WT R/R AML populations even after prior VEN exposure.

The greatest unmet medical need in AML is for an improved frontline therapy in Newly Diagnosed AML patients. Tuspetinib is now being developed as the TUS+VEN+HMA to establish a new standard of care for the treatment of these Newly Diagnosed AML patients that may increase response rates, extend survival, safely improve quality of life, treat a broad spectrum of genetically unique AML patient populations, and blunt the development of resistance to Venetoclax.

•	Progress has been made with VEN+HMA in 1L therapy but 1/3 do not respond and median OS <15 months with <25% alive at 3-years.

•	Response rates and OS need improvement, especially in adverse genetic subgroups

•

Emergence of VEN resistance via RAS/MAPK, TP53, and FLT3 clonal expansion, among other mechanisms, leads to relapse or refractory (R/R) AML that does not respond well to subsequent salvage therapies in R/R setting.

•	A 3rd agent is needed to boost responses with VEN+HMA standard of care therapy.

•	We believe Tuspetinib is the ideal 3rd Agent for Addition to VEN+AZA to Treat Newly Diagnosed AML

•	TUS has excellent safety alone and in combination with VEN when co-administered

•	TUS has broad activity across genetic subgroups including TP53, RAS/MAPK, & FLT3 mutants

•	TUS mechanism may minimize drug resistance to VEN via inhibition of key AML kinases

•	TUS can be administered with or without food allowing co-administration with VEN

•	Preliminary PK data suggest no clinically meaningful interaction between TUS and VEN requiring dose modification for co-administration.

In addition to the Tuspetinib clinical poster, a separate preclinical abstract was published as an e-poster publication at EHA, entitled “Tuspetinib Retains Nanomolar Potency Against AML Cells Engineered to Express the NRAS G12D Mutation or Selected for Resistance to Venetoclax’. The study demonstrated that TUS targets known venetoclax (VEN) resistance mechanisms, retaining nanomolar potency against AML cells engineered to express the NRAS-G12D mutation or selected for resistance to VEN, and in combination with VEN, could prevent emergence of resistance to both agents. TUS resistant cells showed hypersensitivity to VEN such that treatment with both drugs could also interfere with the emergence of TUS resistance.

On March 26, 2024, Aptose announced that more than 170 patients to date received TUS alone or in combination with the BCL-2 inhibitor venetoclax (VEN) during the Phase 1/2 clinical program in the very ill relapsed or refractory (R/R) AML patient population. At the single agent 80 mg dose, TUS achieved a favorable safety profile and an impressive response rate among patients who were naive to VEN. The safety profile of TUS remained favorable when TUS was combined with VEN in R/R AML patients, and responses were achieved in both patients naive to VEN and those who failed prior therapy with VEN. TUS avoids many typical toxicities observed with other agents and achieves broad activity across AML patients with a diversity of adverse genetic abnormalities.

On December 9, 2023, Aptose featured tuspetinib in an oral presentation at the 65th American Society of Hematology (ASH) Annual Meeting and Exposition and announced that a growing body of clinical data for Aptose’s lead compound tuspetinib, demonstrates significant benefit as a single agent and in combination with venetoclax in patients with R/R AML in the ongoing APTIVATE Phase 1/2 study. Data were presented in an oral presentation by lead investigator Naval G. Daver, M.D., Professor, Director Leukemia Research Alliance Program, Department of Leukemia, The University of Texas MD Anderson Cancer Center, Houston, TX.

Dr. Daver reported data from more than 100 relapsed/refractory patients from multiple international clinical sites, who had failed prior therapy and then were treated with TUS as a single agent or TUS+VEN. Both TUS and TUS+VEN delivered multiple composite complete remissions (CRc) in this very ill AML population, while maintaining a favorable safety profile across all treated patients. The data demonstrated tuspetinib is active and well tolerated in one of the most challenging and heterogeneous disease settings in oncology – relapsed and refractory AML. Tuspetinib demonstrated broad activity, including activity in patients with FLT3 wild-type AML (accounting for more than 70% of the AML population), FLT3 mutated AML, NPM1 mutated AML, as well as in patients with mutations historically associated with resistance to targeted therapy. Most notably, TUS targets VEN resistance mechanisms, enabling TUS+VEN uniquely to treat the very ill prior-VEN AML population, including both FLT3 mutant and FLT3 wildtype disease. From a broader perspective, the growing body of antileukemic activity, and continued favorable safety profile, support advancement of tuspetinib in a TUS+VEN+HMA triplet for the treatment of frontline newly diagnosed AML patients.”

Dr. Daver also pointed out that while patients on the TUS+VEN therapy are early in their treatment cycles, most achieving a response remained on treatment and that responses have begun to mature as dosing continues. Highlights of Dr. Daver’s ASH oral presentation include:

•

As a single agent at therapeutic doses of 80-160 mg in 68 evaluable patients, TUS was more active in VEN-naive patients, with an overall CRc rate of 29% (8/28). This included a 42% CRc rate (5/12) in FLT3-mutated patients and a 19% CRc rate (3/16) in FLT3-unmutated, or wildtype, AML patients. Responses and blood counts improved with continuous dosing, many patients bridged to an allogeneic stem cell transplant (“HSCT”), durability was observed when HSCT was not performed, and 80 mg was selected as the RP2D. Overall, tuspetinib showed a favorable safety profile with only mild adverse events (“AEs”) and no dose-limiting toxicities (“DLTs”) up to 160 mg per day, and no drug discontinuations from drug-related toxicity.

•

In the TUS+VEN doublet study, 49 patients were dosed with 80 mg of tuspetinib and 200 mg of venetoclax, with 36 evaluable (and 13 patients too early to assess). Patients were heavily exposed to Prior-VEN and Prior-FLT3 inhibitor treatment. TUS+VEN was active in both VEN-naive and prior Prior-VEN R/R AML patients. TUS demonstrated compelling composite complete remission (CRc) rates. Among all evaluable patients, TUS+VEN demonstrated a CRc rate of 25% (9/36); 43% (3/7) in VEN-naive patients, and 21% (6/29) in Prior-VEN patients. Among FLT3 wildtype patients, TUS+VEN demonstrated an overall CRc rate of 20% (5/25); 33% (2/6) in VEN-naive patients, and 16% (3/19) in Prior-VEN patients. Among FLT3 mutant patients, TUS+VEN demonstrated an overall CRc rate of 36% (4/11); a complete response in a VEN-naive patient (1/1); a 30% (3/10) in Prior-VEN patients; and 44% (4/9) in patients treated prior with a FLT3 inhibitor.

On October 29, 2023, Aptose presented two posters related to the clinical and preclinical activity of tuspetinib at the European School of Haematology 6th International Conference: Acute Myeloid Leukemia “Molecular and Translational”: Advances in Biology and Treatment, held October 29-31, 2023, in Estoril, Portugal. Clinical findings included 1) data from the APTO-TUS-HV01 clinical trial (the “Food Effect Study”) evaluating the pharmacokinetic (PK) properties of tuspetinib in healthy human volunteers in which tuspetinib was administered with our without food, and 2) from an international Phase 1/2 study of tuspetinib as a single agent (TUS) and in combination with venetoclax in patients with R/R AML from across clinical centers in the United States, South Korea, Spain, Australia and other sites. Data from the Food Effect Study in healthy human volunteers demonstrated tuspetinib can be administered with or without food and foresee no clinically meaningful difference in exposure. This is an important finding for patient convenience, as venetoclax is dosed with food and tuspetinib can now be co-administered with venetoclax rather than in staggered dosing. Findings from the Phase 1/2 clinical trial demonstrated tuspetinib as a single agent was well-tolerated and highly active among R/R AML patients with a diversity of adverse genotypes and delivered a 42% CR/CRh cross-evaluable venetoclax (VEN) naive patients at the 80mg daily RP2D. The TUS+VEN doublet has been well tolerated in the APTIVATE international Phase 1/2 expansion trial in R/R AML patients and achieved multiple responses in patients who previously failed venetoclax (“Prior-VEN failure AML”), including Prior-VEN failure patients who also previously failed FLT3 inhibitors, all of whom represent emerging populations of high unmet medical need. Notably, tuspetinib targets venetoclax resistance mechanisms that may re-sensitize Prior-VEN failure patients to venetoclax.

Separate from the clinical studies, the preclinical study (entitled: “Tuspetinib Oral Myeloid Kinase Inhibitor Creates Synthetic Lethal Vulnerability to Venetoclax”) presented by Aptose during the ESH Conference investigated the effects of tuspetinib on key elements of the phosphokinome and apoptotic proteome in both parental and TUS-resistant AML cells. In parental cells, tuspetinib inhibits key oncogenic signaling pathways and shifts the balance of pro- and anti-apoptotic proteins in favor of apoptosis, suggesting that it may generate vulnerability to venetoclax. In addition, acquired resistance in the AML cells to tuspetinib generated a synthetic lethal vulnerability to venetoclax of unusually high magnitude. Concurrent administration of TUS+VEN therefore may discourage the emergence of resistance to tuspetinib during treatment.

In conjunction with poster presentations at the ESH Conference, on October 30, 2023, Aptose held a “Clinical Update and KOL Data Review of AML Drug Tuspetinib” that was webcast and featured Dr. Naval Daver, MD, Professor, Director Leukemia Research Alliance Program, Department of Leukemia, The University of Texas MD Anderson Cancer Center, Houston, Texas. Dr. Daver is the lead investigator on Aptose’s APTIVATE trial and is recognized for significant achievements in the development of novel AML treatments, including several combination therapies. Aptose presented data in 49 patients who received the TUS+VEN doublet, showing an overall response rate (“ORR”) of 48% among all patients that had achieved an evaluable stage, as well as a 44% ORR among Prior-VEN failure AML patients, including FLT3-unmutated (“wildtype”) patients (43% ORR) and FLT3-mutated patients (60% ORR), some of whom also had failed prior therapy with FLT3 inhibitors. The TUS+VEN doublet was well tolerated with no unexpected safety signals. The TUS+VEN doublet may serve the Prior-VEN failure R/R AML patients that represent a rapidly growing population that is highly refractory to any salvage therapy. The compelling data with the TUS+VEN doublet in R/R AML patients suggest a TUS+VEN+HMA triplet may also serve the needs of frontline (1L) newly diagnosed AML patients.

Concurrent with the European Hematology Association (EHA) Annual Congress held June 8-11, 2023, Aptose held an interim clinical update webcast on June 10, 2023, to present highlights from the ongoing clinical development of tuspetinib. Aptose reported completion of the tuspetinib dose escalation and dose exploration Phase 1/2 trial in 77 R/R AML patients, tuspetinib demonstrated a favorable safety profile, and tuspetinib delivered monotherapy responses across four dose levels with no dose-limiting toxicity in mutationally diverse and difficult to treat R/R AML populations, including patients with highly adverse mutations that typically do not respond to monotherapy or combination therapy: TP53-mutated patients with a CR/CRh = 20% and RAS-mutated patients with a CR/CRh = 22%. Aptose also reported completion of a successful End of Phase 1 Meeting with the US FDA for tuspetinib, that a monotherapy RP2D was selected as 80mg daily, and that all development paths remain open, including the single arm accelerated path. Following completion of the dose escalation and dose exploration phases of the Phase 1/2 clinical program, Aptose focused attention on the tuspetinib APTIVATE expansion trial. The APTIVATE trial is designed to identify patient populations sensitive to tuspetinib monotherapy that may serve as development paths for single arm accelerated approval and to use the TUS+VEN doublet in R/R AML patients and identify patient populations of unmet need that are sensitive to the TUS+VEN doublet and can serve as development paths for accelerated and full approvals. We reported that patient enrollment in the APTIVATE expansion trial has been brisk and preliminary CR activity had already been reported in patients receiving the TUS+VEN doublet who previously failed therapy with venetoclax. During the interim clinical update webcast Aptose also reviewed clinical findings with the new G3 formulation of luxeptinib. Aptose disclosed that continuous dosing with 50mg of the G3 formulation achieves roughly an equivalent pharmacokinetic profile as 900mg original G1 formulation, and that dose escalation with the G3 formulation was anticipated.

On March 23, 2023, Aptose announced the APTIVATE Phase 1/2 expansion trial with tuspetinib had been initiated and already had treated several R/R AML patients in the monotherapy arm, and that patient enrollment had been initiated in the doublet combination treatment arm of the APTIVATE trial with the TUS+VEN doublet. Since then, patients have continued to enroll and receive tuspetinib on the monotherapy arm. Plus, enrollment and dosing of patients on the TUS+VEN doublet arm have been brisk. Clinical investigator interest for tuspetinib is evident, and early signs of antileukemic activity during the APTIVATE trial have fueled the level of excitement for the trial.

Clinical responses to monotherapy with tuspetinib have been observed in a broad range of mutationally defined populations, including those with mutated forms of NPM1, MLL, TP53, DNMT3A, RUNX1, wild-type FLT3, ITD or TKD mutated FLT3, various splicing factors, and other genes. In the March 23, 2023, announcement, Aptose also highlighted an unexpected observation of a 29% CR/CRh response rate with tuspetinib monotherapy in R/R AML patients having mutations in the RAS gene or other genes in the RAS pathway. Responses in RAS-mutated patients are important because the RAS pathway is often mutated in response to therapy by other agents as the AML cells mutate toward resistance to those other agents. Collectively, these observations of broad clinical activity of tuspetinib, along with its favorable safety profile, position tuspetinib for potential accelerated development paths, as well as for doublet, triplet and maintenance therapy indications.

On January 30, 2023, Aptose announced dosing of patients in the APTIVATE Phase 1/2 clinical trial of tuspetinib, and that another clinical response has been achieved by a R/R AML patient receiving 40 mg tuspetinib once daily orally in the original dose exploration trial, the second response at the recently launched low-dose 40 mg cohort. In addition, Aptose elucidated a rationale for the superior safety profile of tuspetinib. While several kinase inhibitors require high exposures that exert near complete suppression of a single target to elicit responses, those agents often cause additional toxicity because they also cause extensive inhibition of that target in normal cells. In contrast, tuspetinib simultaneously suppresses a small suite of kinase-driven pathways critical for leukemogenesis. Consequently, tuspetinib achieves clinical responses at lower exposures with less overall suppression of each pathway, thereby avoiding many of the toxicities observed with competing agents.

Luxeptinib

Given current funding and our prioritization of tuspetinib, we have decided to pause funding the development of luxeptinib. For further information about the historical development of Luxeptinib, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Indication and Clinical Trials:

Luxeptinib is an oral, highly potent kinase inhibitor that selectively targets defined kinases operative in myeloid and lymphoid hematologic malignancies. This small molecule has been evaluated in a Phase 1a/b study for the treatment of patients having R/R B-cell leukemias and lymphomas and in a Phase 1a/b study for the treatment of patients with R/R AML or hr-MDS. These clinical studies demonstrated tumor shrinkage among B-cell cancer patients, including a CR in a diffuse large B-cell lymphoma patient that was determined via biopsy analysis at the end of Cycle 22 with 900mg BID dosing of the original G1 formulation. Likewise, an MRD-negative CR in one R/R AML patient occurred with 450mg BID dosing of the original G1 formulation. Because absorption of the original G1 formulation hampered effectiveness of luxeptinib, a new G3 formulation was developed. Enrollment of patients in the B-cell malignancy trial and the AML trial have been completed, and clinical evaluation of the G3 formulation has been completed. The G3 formulation was determined to deliver superior plasma exposure levels relative to the original G1 formulation, and any future trial with luxeptinib should use the G3 formulation. Regarding potential next steps with luxeptinib, recent therapeutic strategies with CLL B-cell cancer patients typically involve therapy with certain BTK inhibitors in combination with venetoclax (VEN). Drug resistance has begun to emerge in a molecularly defined subgroup of these patients, and the drug resistance has been correlated with mutations in the FLT3 receptor. Although FLT3 mutations are typically associated with AML patients, these R/R CLL prior-BTKi/Prior-VEN/FLT3-mutated patients are difficult to treat and represent a potential commercial market of approximately $200 million by 2039. The Dana Farber Cancer Institute identified this emerging patient population and has requested luxeptinib be tested as part of an investigator sponsored trial in combination with VEN in the R/R CLL prior-BTKi/Prior-VEN/FLT3-mutated patients. Non-clinical studies are underway to position LUX+VEN for the treatment of these patients, and efforts are underway to identify sources of capital to support such a trial to develop LUX for a molecularly defined CLL subpopulation with a high unmet medical need.

During the fourth quarter of 2022, we completed dosing of the first, second, third, fourth, fifth, and sixth dose levels (150 mg, 300 mg, 450 mg, 600 mg, 750 mg, and 900 mg BID, respectively) of the original G1 formulation in the Phase 1 a/b trial in patients with B-cell leukemias and lymphomas. Among enrolled patients at that time with an array of B-cell malignancies, we had observed inhibition of phospho-BTK and “on-target” lymphocytosis in patients with classic CLL and modest tumor reductions in patients with different tumor types, indicating target engagement and pharmacologic activity of luxeptinib. During the ASH Annual Meeting in December 2022, we announced that a CR was achieved with a diffuse large B-cell lymphoma patient at the 900 mg dose level of the original G1 formulation, demonstrating luxeptinib is active in certain B-cell malignancies.

As part of the ongoing dose escalation of the current formulation of luxeptinib in patients with B-cell malignancies and AML, Aptose has made significant progress in the development of a G3 formulation that could reduce total API administered, reduce pill burden, improve absorption, and increase exposure. Aptose began testing this new G3 formulation of luxeptinib as a single dose with 72-hour pharmacokinetics (“PK”) analysis in the ongoing studies in patients with hematologic malignancies in the first half of fiscal 2022. On March 22, 2022, we announced that the preliminary PK findings with the G3 formulation were encouraging, and the exploration of the G3 formulation was ongoing.

Exploration of the PK properties of single dose administration of 10mg, 20mg, 50mg, 100mg, and 200mg dose levels with the G3 formulation have been completed. On September 12, 2022 we announced that initial PK modeling studies predict up to an 18-fold improvement in plasma steady-state exposure by the G3 formulation relative to the original formulation, and that Aptose plans to move forward with the development of the G3 formulation in AML patients under continuous dosing conditions to determine if G3 can deliver desired exposures and clinical responses while continuing to demonstrate a favorable safety profile.

On March 23, 2023, Aptose announced that during the fourth quarter of 2022, continuous dosing had been initiated with the new G3 formulation of luxeptinib in the ongoing Phase 1 a/b clinical trial in patients with R/R AML. Initial PK data from continuous dosing of the 50 mg G3 formulation show plasma exposure levels roughly equivalent to the 900mg dose (18-fold greater dose) of the original G1 formulation. Aptose will be reviewing all data with the data monitoring committee and will make the determination to escalate and at what dose.

Concurrent with the EHA Annual Congress held June 8-11, 2023, Aptose held an interim clinical update webcast on June 10, 2023. During the update, Aptose reviewed clinical findings with the new G3 formulation of luxeptinib. Aptose confirmed that continuous dosing with 50mg of the G3 formulation in multiple patients achieves roughly an equivalent pharmacokinetic profile as 900mg original G1 formulation, and that dose escalation with the G3 formulation was anticipated.

A non-clinical article was published during the first quarter of 2023 in PLoS One, a highly respected online scientific publication. Titled, “Luxeptinib interferes with LYN-mediated activation of SYK and modulates BCR signaling in lymphoma,” the article helps elucidate the mechanism by which luxeptinib suppresses the B-cell receptor pathway in a manner distinct from the BTK inhibitor ibrutinib. Luxeptinib was more effective than ibrutinib at reducing both steady state and anti-IgM-induced phosphorylation of the LYN and SYK kinases upstream of BTK where ibrutinib has little or no effect, suggesting luxeptinib can play a role in B-cell malignancies and inflammatory diseases distinct from ibrutinib and other BTK inhibitors.

In a separate line of non-clinical research with luxeptinib, a group from the University of Texas MD Anderson Cancer Center led by Dr. Michael Andreeff published an article in June 2023 in the journal Haematologica. The article was entitled “Concomitant targeting of FLT3 and BTK overcomes FLT3 inhibitor resistance in acute myeloid leukemia through the inhibition of autophagy,” and the findings highlight the potential for co-targeting of FLT3/BTK/aurora kinases by luxeptinib to overcome resistance to certain FLT3 targeted therapies in AML, which is urgently needed.

On March 26, 2024, Aptose announced that during 2023 and early 2024, clinical evaluation of the new G3 formulation of LUX was completed. The G3 formulation was tested in a single dose bioavailability study in 20 patients, including both B-cell cancer and AML patients, and across 5 dose levels (10mg to 200mg). The G3 formulation then was evaluated in R/R AML patients with continuous dosing using two different dose levels (50mg BID and 200mg BID) in a total of 11 patients. Data demonstrated the G3 formulation dosed at 200mg twice daily can achieve 2-3uM steady state plasma levels, with approximately 10-fold better absorption and better tolerability than the original G1 formulation. Thus, the G3 formulation achieved the desired plasma exposure benchmark and can serve as the formulation of choice for future studies with LUX. Aptose is exploring alternative development paths and collaborations to advance LUX as a single agent or in combination with VEN to treat defined R/R patient populations of high unmet need.

Other corporate matters

Nasdaq

On April 2, 2024, the Company received a letter (the “Notification Letter”) from Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Rule”) because the stockholders’ equity of the Company as of December 31, 2023, as reported in the Company’s Annual Report on Form 10-K, was below the minimum requirement of $2.5 million (the “Stockholders’ Equity Requirement”). The Company’s stockholder’s equity as of June 30, 2024 was negative $2.2 million. The Company submitted a plan to regain compliance on May 17, 2024, and received an extension to September 30, 2024 to regain compliance. As of September 30, 2024, the Company had not gained compliance with the requirement. Accordingly, on October 1, 2024, the Company received a staff determination letter from the Listing Department stating that the Company did not meet the terms of the extension because it did not complete its proposed financing initiatives to regain compliance. The Company has requested an appeal and hearing of the Listing Department’s determination, which automatically stayed Nasdaq’s delisting of the Company’s common shares pending the appeal panel’s decision. A hearing on this matter has been schedule in late November 2024. At or prior to the hearing, the Company will endeavor to present to Nasdaq information demonstrating that it has regained compliance with the continued listing standards under the Nasdaq Listing Rules, or alternatively a plan to regain compliance and a request for a further extension of time to effectuate the plan. Notwithstanding the foregoing, there can be no assurance that the Company will regain compliance with the continued listing standards under the Nasdaq Listing Rules, or that the appeal panel will grant the Company an extension of time to regain compliance, in the event the Company requests such an extension.

On July 16, 2024, the Company received a deficiency letter (the “Deficiency Letter”) from the Nasdaq, notifying the Company that, for the prior thirty consecutive business days, the closing bid price for the Company’s common shares was below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Deficiency Letter had no immediate effect on the listing of the Company’s common shares, and its common shares will continue to trade on The Nasdaq Capital Market. The Company’s common shares continue to trade on the Toronto Stock Exchange (“TSX”) under the symbol “APS.” The Company’s listing on the TSX is independent and will not be affected by the Company’s Nasdaq listing status. The Company has been given 180 calendar days, or until January 13, 2025, to regain compliance with the Minimum Bid Price Requirement. If at any time before January 13, 2025, the bid price of the Company’s common shares closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation that the Company has regained compliance. If the Company does not regain compliance with the Minimum Bid Price Requirement by January 13, 2025, the Company may, at the discretion of Nasdaq, be afforded a second 180 calendar day period to regain compliance. To qualify for the extension, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement. The Company intends to monitor the closing bid price of its common shares and may, if appropriate, consider available options, including the possibility of seeking shareholder approval of a reverse stock split, to regain compliance with the Minimum Bid Price Requirement. However, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other Nasdaq Listing Rules.

Further steps were taken to comply with the Nasdaq requirements in August 2024. On August 1, 2024, the Company filed a preliminary S-1 prospectus to raise financing as part of its Compliance Plan, in addition to funds raised in the June 2024 Registered Direct Offering. On August 2, 2024, the Company implemented a reduction in force with an approximate $1.2 million per annum anticipated decrease in payroll costs.

Facility Agreement

On August 27, 2024, the Company entered into a facility agreement (the “Facility Agreement”) among the Company and Hanmi Pharmaceutical Co., Ltd. (the “Lender”) pursuant to which the Lender agreed to lend to the Company up to $10,000,000 (the “Loan”). The Loan is secured and repayable by the Company in full on January 31, 2027 (the “Maturity Date”), and may be prepaid without penalty at any time. The Loan bears interest at six percent per annum, payable in arrears every three months beginning on September 30, 2024 until the Maturity Date.

If the Company and Lender amend the license agreement dated November 4, 2021 between Lender and the Company, or enter into a collaboration agreement or (the “Future Collaboration Agreement”), the Loan principal and accrued and unpaid interest under the Facility Agreement (the “Converted Loan Amount”) will automatically be converted to the Lender’s prepayment of future milestone obligations under the Future Collaboration Agreement. Upon conversion, the Converted Loan Amount will be deemed fully paid and satisfied under the Facility Agreement, and the future milestone obligations by the Lender under the Future Collaboration Agreement will be deemed prepaid by the Lender up to the amount of the Converted Loan Amount.

Corporate Information

Aptose is a publicly traded company governed by the Canada Business Corporations Act (“CBCA”). Our headquarters are located at 66 Wellington Street West Suite 5300, TD Bank Tower Box 48 Toronto ON M5K 1E6, and our executive offices are located at 12770 High Bluff Drive, Suite 120, San Diego, CA 92130 (telephone: 858-926-2730).

We file annual, quarterly, current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our public filings and other information regarding the Company, at www.sec.gov. We make these reports available free of charge at our website http://www.aptose.com (under the “Investors—Financial Information” caption).

We are also a reporting issuer under the securities laws of every province of Canada.

THE OFFERING

Securities offered by us	Up to 21,528,525 Offered Shares

Up to 10,764,263 Common Warrants to purchase 10,764,263 up to common shares

Up to 21,528,525 Pre-Funded Warrants to purchase up to 21,528,525 common shares

Placement Agent Warrants	We have agreed to issue to the Placement Agent or their designees Placement Agent Warrants to purchase up to common shares, 4.0% of the aggregate number of Offered Shares, at an exercise price of $0.40876, 110% of the market price. The Placement Agent Warrants will be exercisable, in whole or in part, commencing on the closing of the offering and will expire five years from such date.

Description of securities	Each Common Warrant has an assumed exercise price of $0.3716 per common share, which is the last reported sale price of our common shares on Nasdaq on October 29, 2024, will be exercisable immediately upon issuance, subject to certain limitations based on the holder’s beneficial ownership of our common shares, and will expire five years from the date of issuance. The Offered Shares and Common Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. We are also offering Pre-Funded Warrants to purchase up to 21,528,525 common shares to those purchasers whose purchase of Offered Shares in this offering would result in the purchaser beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common shares following the consummation of this offering in lieu of the Offered Shares that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) following the consummation of this offering. Each Pre-Funded Warrant will be exercisable for one common share at an exercise price of $0.0001 per common share. Each Pre-Funded Warrant is being issued together with the same Common Warrants described above being issued with each Offered Share. The assumed combined public offering price for each such Pre-Funded Warrant, together with the Common Warrants, is $0.3715, which is equal to the assumed public offering price in this offering of an Offered Share and accompanying Common Warrant less the $0.0001 per common share exercise price of each such Pre-Funded Warrant. Each Pre-Funded Warrant will be exercisable immediately upon issuance, subject to certain limitations based on the holder’s beneficial ownership of our common shares, and may be exercised at any time until the Pre-Funded Warrant is exercised in full. The Common Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. For each Pre-Funded Warrant and the accompanying Common Warrants we sell, the number of Offered Shares and the accompanying Warrants we are offering will be decreased on a one-for-one basis. See “Description of Our Securities We Are Offering”.

Common shares outstanding prior to this offering[1]	19,521,183 common shares

Common shares outstanding immediately after this offering[1]	41,049,708 common shares (assuming none of the Warrants or Placement Agent Warrants issued in this offering are exercised)

Stock symbol	Our common shares are listed on Nasdaq under the symbol “APTO” and on the TSX under the symbol “APS”.

Use of proceeds	We estimate the net proceeds from this offering will be approximately $7,268,142, after deducting estimated Placement Agents discounts and commissions and estimated offering expenses payable by us.

We intend to use any proceeds from this offering that we receive for working capital and general corporate purposes. See “Use of Proceeds” on page 18 for more information.

Risk factors	Investing in our securities involves a high degree of risk. As an investor you should be prepared to lose your entire investment. See “Risk Factors” beginning on page 14.

Transfer agent	Computershare Investor Service

1	The number of common shares to be outstanding prior to and after this offering is based on 19,521,183 common shares outstanding as of October 23, 2024 and excludes:

•	1,372,677 stock options outstanding as of October 23, 2024, at a weighted average exercise price of $38.66 per common share; and

•	330,991 common shares that have been reserved for issuance in connection with future grants under our security-based compensation plans.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the outstanding options or warrants described above.

RISK FACTORS

You should carefully consider the following risk factors in addition to other information in this prospectus before purchasing our Offered Shares. The risks and uncertainties described below are those that we currently deem to be material and that we believe are specific to our company, our industry and this offering. These risks and uncertainties are not the only ones facing us. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. The trading price of our common shares could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment.

In evaluating the Company, its business and any investment in the Company, readers should carefully consider the following factors, together with the additional risk factors incorporated by reference from Item 1A of the Company’s Annual Report on Form 10-K (as amended) as filed with the SEC on March 26, 2024 (see “Incorporation of Certain Information by Reference”).

There is substantial doubt about our ability to continue as a going concern. We will need to raise additional funding, which may not be available on acceptable terms, if at all, to continue as a going concern. Failure to obtain capital when needed may require us to curtail or cease our operations.

Our consolidated financial statements as of December 31, 2023, were prepared under the assumption that we will continue as a going concern. We expect operating losses and negative cash flows to continue for the foreseeable future. We estimate that our existing cash resources will not be sufficient to fund our operations for at least 12 months from the issuance date of the financial statements included elsewhere in this prospectus. Our ability to continue as a going concern will depend on our ability to obtain additional equity or debt financing, attain further operating efficiencies, reduce or contain expenditures and increase revenues. Based on these factors, management determined that there is substantial doubt regarding our ability to continue as a going concern. Our independent registered public accounting firm expressed substantial doubt as to our ability to continue as a going concern in its report dated March 26, 2024, included elsewhere in this prospectus.

If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, and it is likely that investors will lose all or part of their investment. When we seek additional financing to fund our business activities as a result of the substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all.

If the offering is not completed, our Board of Directors may decide to pursue a dissolution and liquidation. In such an event, the amount of cash available for distribution to our stockholders will depend heavily on the timing of such liquidation as well as the amount of cash that will need to be reserved for commitments and contingent liabilities.

There can be no assurance that the offering will be completed. If the offering is not completed, our Board of Directors may decide to pursue a dissolution and liquidation. In such an event, the amount of cash available for distribution to our stockholders will depend heavily on the timing of such decision and, with the passage of time the amount of cash available for distribution will be reduced as we continue to fund our operations and exploration of strategic alternatives. In addition, if our Board of Directors were to approve and recommend, and our stockholders were to approve, a dissolution and liquidation, we would be required to pay our outstanding obligations, as well as to make reasonable provision for contingent and unknown obligations, prior to making any distributions in liquidation to our stockholders. As a result of this requirement, a portion of our assets may need to be reserved pending the resolution of such obligations and the timing of any such resolution is uncertain. In addition, we may be subject to litigation or other claims related to a dissolution and liquidation. If a dissolution and liquidation were pursued, our Board of Directors, in consultation with our advisors, would need to evaluate these matters and make a determination about a reasonable amount to reserve. Accordingly, holders of our common stock could lose all or a significant portion of their investment in the event of a liquidation, dissolution or winding up.

A substantial number of common shares may be sold in the market following this offering, which may depress the market price for our Offered Shares, Pre-Funded Warrants, and Common Warrants.

Sales of a substantial number of our common shares in the public market following this offering could cause the market price of our common shares to decline. A substantial majority of the outstanding common shares are, and the Offered Shares offered hereby or issuable upon exercise of the Warrants offered hereby will be, freely tradable without restriction or further registration under the Securities Act. Because the Warrants are exercisable into our Offered Shares, volatility or a reduction in the market price of our common shares could have an adverse effect on the market price of the Warrants.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq or the TSX. Without an active market, the liquidity of the Warrants will be extremely limited.

Holders of our Warrants will have no rights as a holder of our common shares until they acquire our common shares.

Until holders acquire our common shares upon exercise of the Pre-Funded Warrants or Common Warrants, holders will have no rights with respect to our common shares issuable upon exercise of the Pre-Funded Warrants or Common Warrants. Upon exercise of such holder’s Pre-Funded Warrants or Common Warrants, holders will be entitled to exercise the rights of a holder of our common shares only as to matters for which the record date occurs after the exercise date.

The Warrants offered by this prospectus may not have any value.

The Common Warrants offered by this prospectus will be exercisable for [five] years from the date of issuance, and the Pre-Funded Warrants will be exercisable at any time until exercised in full. There can be no assurance that the market price of our common shares will ever exceed the exercise prices of the Pre-Funded Warrants or Common Warrants. In the event that the price of our common shares does not exceed the exercise price of the Pre-Funded Warrants or the Common Warrants during their terms, such Pre-Funded Warrants or Warrants may not have any value.

Investors in this offering may experience immediate dilution in the book value per share of the Offered Shares purchased in the offering.

The Offered Shares sold in this offering, if any, will be sold from time to time at various prices. However, the expected offering price of the Offered Shares may be substantially higher than the net tangible book value per share of our currently outstanding common shares. After giving effect to the sale of our Offered Shares in the aggregate amount of $8,000,000 at an offering price of $0.3716 per share, the last reported sale price of our common shares on October 29, 2024 on Nasdaq, and after deducting estimated commissions and estimated offering expenses, our as-adjusted net tangible book value as of June 30, 2024 would have been approximately $3.4 million, or approximately $0.0839 per common share. While this represents an immediate increase in net tangible book value, future sales of Offered Shares in this offering may represent an immediate increase in net tangible book value to our existing shareholders and an immediate dilution to new investors, depending on the market value of our common shares.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for common shares at prices that may not be the same as the price per share in this offering. We may sell common shares or other securities convertible into or exchangeable for our shares of common shares in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of common shares or other securities convertible into or exchangeable for our common shares in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of common shares or other securities convertible or exchangeable into our common shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. Our management has broad discretion as to the use of these proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common shares.

This is a reasonable best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the Offered Shares, Common Warrants, and Pre-Funded Warrants, if any, in this offering. The Placement Agent has no obligation to buy any of the Offered Shares from us or to arrange for the purchase or sale of any specific number or dollar amount of the Offered Shares. There is no required minimum number of Offered Shares that must be sold as a condition to completion of this offering. As there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the Offered Shares, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell all of the Shares offered in this offering. The success of this offering will impact our ability to use the proceeds to execute our business plans. We may have insufficient capital to implement our business plans and satisfy current obligations, potentially resulting in greater operating losses or dilution unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

We have received notice that we are not in compliance with the continued listing rules of the Nasdaq Capital Market. If we fail to regain compliance or are otherwise unable to maintain the listing of our common shares on the Nasdaq Capital Market, it would seriously harm the liquidity of our common shares and our ability to raise capital or complete a strategic transaction.

As described in this prospectus under the heading “Prospectus Summary – Other corporate matters”, we are not currently in compliance with the Nasdaq Listing Rules. If the Company does not regain compliance with those listing rules with the required time periods, then our common shares will be delisted from Nasdaq, which would seriously harm the liquidity of our common shares and our ability to raise capital or complete a strategic transaction. There can be no assurance that we will be able to regain compliance with Nasdaq Listing Rules.

We expect to be a “passive foreign investment company”, which may have adverse U.S. federal income tax consequences for U.S. investors.

We believe we were a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for our most recently completed taxable year and based on the nature of our business, the projected composition of our gross income and the projected composition and estimated fair market values of our assets, we expect to be a PFIC for our current taxable year and may be a PFIC in subsequent tax years. If we are a PFIC for any year during a U.S. taxpayer’s holding period of Offered Shares, Pre-Funded Warrants, Common Warrants and Warrant Shares (as defined below), then such U.S. taxpayer generally will be required to treat any gain realized upon a disposition of the Offered Shares, Pre-Funded Warrants, Common Warrants and Warrant Shares or any so-called ‘‘excess distribution’’ received on its Offered Shares, Pre-Funded Warrants, Common Warrants and Warrant Shares as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. taxpayer. Subject to certain limitations, these tax consequences may be mitigated if a U.S. taxpayer makes a timely and effective QEF Election (as defined below) with respect to the Offered Shares or a Mark-to-Market Election (as defined below) with respect to the Offered Shares or Warrant Shares. U.S. taxpayers should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF (as defined below), or that we will supply U.S. taxpayers with information that such U.S. taxpayers are required to report under the QEF rules, in the event that we are a PFIC. Thus, U.S. Holders may not be able to make a QEF Election. A U.S. taxpayer who makes a Mark-to-Market Election generally must include as ordinary income each year the excess of the fair market value of the Offered Shares or Warrant Shares over the taxpayer’s basis therein. A U.S. Holder generally may not make a Mark-to-Market Election with respect to the Pre-Funded Warrants or Common Warrants. Each potential investor who is a U.S. taxpayer should review the discussion below under the heading “Certain Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules” in its entirety and should consult its own tax advisor regarding the tax consequences of the PFIC rules and the acquisition, ownership, and disposition of the Offered Shares, Pre-Funded Warrants, Common Warrants and Warrant Shares.

Proposed legislation in the U.S. Congress, including changes in U.S. tax law, may adversely impact us and the value of the Offered Shares.

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect us or holders of the Offered Shares. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact our financial performance and the value of the Offered Shares. Additionally, states in which we operate or own assets may impose new or increased taxes. If enacted, most of the proposals would be effective for the current or later years. The proposed legislation remains subject to change, and its impact on us and purchasers of the Offered Shares is uncertain.

In addition, the Inflation Reduction Act of 2022 includes provisions that impact the U.S. federal income taxation of corporations. Among other items, this legislation includes provisions that impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock repurchases that are imposed on the corporation repurchasing such stock. It remains unclear in certain respects how this legislation will be implemented by the U.S. Department of the Treasury and we cannot predict how this legislation or any future changes in tax laws might affect us or purchasers of the Offered Shares.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $7.2 million, after deducting estimated Placement Agent discounts and commissions and estimated offering expenses payable by us. However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. In addition, we may receive proceeds from the exercise of the Placement Agent Warrants, to the extent such Placement Agent Warrants are exercised for cash, but we will not receive any proceeds from any sale of the common shares underlying the Placement Agent Warrants.

We intend to use any proceeds from this offering for working capital and general corporate purposes. We cannot specify with certainty all of the particular uses for the net proceeds that we will have from this offering. Therefore, our management will have broad discretion to determine the specific use for the net proceeds and we may use the proceeds for purposes that are not contemplated at the time of this offering.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We may also use a portion of the net proceeds to fund or clinical plans. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds received by us in this offering. Predicting the cost necessary to develop product candidates can be difficult and we anticipate that we will need additional funds to complete the development of our existing product candidates and to develop any future product candidates. The amounts and timing of our actual expenditures and the extent of clinical development may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from preclinical studies and any ongoing clinical trials or clinical trials we may commence in the future, as well as any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the public offering price per Offered Share and the as adjusted net tangible book value per common share immediately after the closing of this offering.

Our historical net tangible book value as of June 30, 2024 was $(3.7) million, or $(0.2055) per common share. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per common share is our historical net tangible book value divided by the number of common shares outstanding as of June 30, 2024.

After giving effect to the sale of Offered Shares and the Common Warrants at an assumed combined public offering price of $0.3716 per Offered Share and Common Warrant, which was the last reported sale price of our common shares on Nasdaq on October 29, 2024, and (i) after deducting estimated Placement Agent discounts and commissions and estimated offering expenses payable by us, and (ii) excluding the proceeds, if any, from the exercise of the Common Warrants issued in this offering, our as adjusted net tangible book value as of June 30, 2024 would be $3.4 million, or $0.0839 per common share. This amount represents an immediate increase in as adjusted net tangible book value of $0.2894 per common share to our existing stockholders and an immediate dilution of $0.2877 per common share to investors participating in this offering. We determine dilution per Offered Share to investors participating in this offering by subtracting as adjusted net tangible book value per common share after this offering from the assumed public offering price per Offered Share paid by investors participating in this offering.

The following table illustrates this dilution on a per Offered Share basis to new investors:

Assumed combined public offering price per Offered Share and Warrant	$0.3716
Historical net tangible book value per common share as of June 30, 2024	$(0.2055)
Increase in as adjusted net tangible book value per common share attributable to this offering	$0.2894
As adjusted net tangible book value per common share after giving effect to this offering	$0.0839
Dilution per Offered Share to new investors in this offering	$0.2877

Each $0.10 increase or decrease in the assumed public offering price of $0.3716 per Offered Share and Common Warrant, which was the last reported sale price of our common share on Nasdaq on October 29, 2024, would increase or decrease the as-adjusted net tangible book value per common share by $0.0001 per common share and the dilution per Offered Share to investors participating in this offering by $0.0894 and $0.0865 respectively per Offered Share, assuming that the number of Offered Shares and Common Warrants, as set forth on the cover page of this prospectus, remains the same and after deducting estimated Placement Agent discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Warrants issued in this offering.

We may also increase or decrease the number of Offered Shares we are offering. A 1.0 million share increase in the number of Offered Shares and Common Warrants offered by us, as set forth on the cover page of this prospectus, would increase the as adjusted net tangible book value per common share by approximately $0.0001 and increase the dilution per Offered Share to new investors participating in this offering by approximately $0.0019, based on an the public offering price of $0.3716 per Offered Share and Common Warrant, remaining the same and after deducting estimated Placement Agent discounts and commissions and estimated offering expenses payable by us. A 1.0 million share decrease in the number of Offered Shares and

Common Warrants offered by us, as set forth on the cover page of this prospectus, would decrease the as adjusted net tangible book value per Offered Share after this offering by approximately $0.0000 and decrease the dilution per Offered Share to new investors participating in this offering by approximately $0.0021, based on the public offering price of $0.3716 per Offered Share and Common Warrant, which was the last reported sale price of our common shares on Nasdaq on October 29, 2024, remaining the same and after deducting estimated Placement Agent discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Common Warrants issued in this offering.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of Offered Shares and Common Warrants that we offer in this offering, and other terms of this offering determined at pricing. The discussion and table above assume (i) no sale of Pre-Funded Warrants, which, if sold, would reduce the number of Offered Shares that we are offering on a one-for-one basis and (ii) no exercise of Common Warrants or Placement Agent Warrants sold in this offering.

PLAN OF DISTRIBUTION

We have engaged the Placement Agent to act as our exclusive placement agent to solicit offers to purchase the Offered Shares pursuant to this prospectus on a “reasonable best efforts” basis. The Placement Agent does not have any commitment to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of our engagement letter. The Placement Agent is not purchasing or selling any of the securities offered by us under this prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. This is a best efforts offering, and there is no minimum offering amount required as a condition to the closing of this offering. The Placement Agent has agreed to use reasonable best efforts to arrange for the sale of the securities by us. Therefore, we may not sell all of the Offered Shares. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: a covenant to not enter into any equity financings for 60 days from closing of the offering, subject to certain exceptions. The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

•

standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

•

covenants regarding matters such as registration of warrant shares, no integration with other offerings, filing of a Current Report on Form 8-K to disclose entering into these securities purchase agreements, no stockholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of the Offered Shares and no subsequent equity sales for 60 days.

Delivery of the Offered Shares, if any, is expected to occur on or about     , 2024, subject to the satisfaction of certain customary closing conditions.

Fees and Expenses

We have agreed to pay the Placement Agent a total cash fee equal to 7.0% of the aggregate purchase price paid by each purchaser of Offered Shares. We have agreed to pay the Placement Agent a reduced cash fee equal to 6.0% of the funds raised from certain investors as conveyed in the engagement letter dated October 23, 2024. We will also pay the Placement Agent a non-accountable expense allowance of up to $10,000 and will reimburse the Placement Agent’s legal fees and expenses in an amount up to $60,000. We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agent’s fees and expenses, will be approximately $271,891. After deducting the Placement Agent’s fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $7.2 million.

The following table shows the per share and total cash fees we will pay to the Placement Agent in connection with the sale of the Offered Shares pursuant to this prospectus.

	Per Offered Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price (1)
Placement Agent discounts and commissions(2)
Proceeds, before expenses, to us (3)

(1)	The assumed combined public offering price is $0.3716 per Offered Share and accompanying Common Warrant and $0.3715 per Pre-Funded Warrant and accompanying Common Warrant.

(2)

This represents a cash fee equal to 7.0% of the aggregate purchase price paid by investors in this offering. This does not include warrants that are issuable by us to the placement agent or its permitted designees to purchase up to a number of common shares equal to 4.0% of the shares sold in this offering, exercisable at a price per share equal to 110% of the public offering price of the common shares offered hereby (the “Placement Agent Warrants”) or certain out-of-pocket expenses of the placement agent that are reimbursable by us. See “Plan of Distribution” beginning on page 21 for additional information regarding Placement Agent compensation.

(3)	The amount of proceeds, before expenses, to us does not give effect to any exercise of the Warrants.

Placement Agent Warrants

We have also agreed to issue to the Placement Agent (or its permitted assignees) Placement Agent Warrants to purchase a number of common shares equal to 4.0% of the Offered Shares (the common shares issuable upon exercise of Placement Agent Warrants, the “Placement Agent Warrant Shares”), which Placement Agent Warrants will be exercisable upon issuance and will expire five years from the date of this prospectus, at an exercise price equal to 110% of the market price of our common shares. The Placement Agent Warrants and the Placement Agent Warrant Shares are also being registered on the registration statement of which this prospectus forms a part.

Other Relationships

From time to time, the Placement Agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any services.

In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Determination of Offering Price

The public offering price per Offered Share were negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our shares prior to this offering, among other things. Other factors considered in determining the offering prices of the securities we are offering include the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-Up Agreements

We and each of our officers and directors have agreed with the Placement Agent to be subject to a lock-up period of 60 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our common shares any securities convertible into, or exercisable or exchangeable for common shares, subject to customary exceptions. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice. In addition, we have agreed to not enter into any agreement to issue securities for a period of sixty days following the closing date of this offering, subject to exception as set forth in the placement agency agreement with the Placement Agent.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Placement Agent may be required to make with respect to any of these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b- 5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agents. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the Placement Agent, if any, participating in this offering and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Placement Agent, and should not be relied upon by investors.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of Offered Shares and Warrants (one Offered Share and one half Common Warrant acquired together pursuant to this offering is referred to in this summary as an “Offered Share Unit”) or Pre-Funded Warrants and Common Warrants (one Pre-Funded Warrant and one half Common Warrant acquired together pursuant to this offering is referred to in this summary as a “Pre-Funded Unit”), the acquisition, ownership, and disposition of Offered Shares acquired as part of the Offered Share Units, the acquisition, ownership and disposition of Pre-Funded Warrants acquired as part of the Pre-Funded Units, the exercise, disposition, and lapse of Common Warrants acquired as part of the Offered Share Units or the Pre-Funded Units, the acquisition, ownership, and disposition of Offered Shares received upon exercise of the Pre-Funded Warrants, and the acquisition, ownership and disposition of common shares received upon exercise of the Common Warrants (as used in this summary, the “Warrant Shares”), all as acquired pursuant to this offering. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from or relating to the acquisition, ownership and disposition of Offered Share Units or Pre-Funded Units acquired pursuant to this offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership and disposition of Offered Share Units, Pre-Funded Units, Offered Shares, Pre-Funded Warrants, Common Warrants and Warrant Shares. In addition, except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal income, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Offered Share Units, Pre-Funded Units, Offered Shares, Pre-Funded Warrants, Common Warrants and Warrant Shares.

No ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of Offered Share Units, Pre-Funded Units, Offered Shares, Pre-Funded Warrants, Common Warrants and Warrant Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed) promulgated thereunder, published rulings of the IRS, published administrative positions of the IRS, the current provisions of the Convention Between Canada and the United States of America with respect to Taxes on Income and on Capital of 1980, as amended (the “Treaty”), and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. Except as provided herein, this summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Offered Share Units, Pre-Funded Units, Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares as acquired pursuant to this offering, that is for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of Offered Share Units, Pre-Funded Units, Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares that is not a U.S. Holder or an entity or arrangement classified as a partnership for U.S. federal income tax purposes. This summary does not address the U.S. federal, state or local tax consequences to non-U.S. Holders arising from or relating to the acquisition, ownership and disposition of Offered Share Units, Pre-Funded Units, Offered Shares, Pre-Funded Warrants, Common Warrants and Warrant Shares. Accordingly, a non-U.S. Holder should consult its own tax advisors regarding the U.S. federal, state or local and non-U.S. tax consequences (including the potential application of and operation of any income tax treaties) relating to the acquisition, ownership and disposition of Offered Share Units, Pre-Funded Units, Offered Shares, Pre-Funded Warrants, Common Warrants and Warrant Shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Offered Share Units, Pre-Funded Units, Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire Offered Share Units, Pre-Funded Units, Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Offered Share Units, Pre-Funded Units, Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are subject to the alternative minimum tax; (i) are subject to special tax accounting rules with respect to the Offered Share Units, Pre-Funded Units, Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares; (j) are partnerships or other “pass-through” entities (and partners or other owners thereof); (k) are S corporations (and shareholders thereof); (l) are U.S. expatriates or former long-term residents of the United States subject to Section 877 or 877A of the Code; (m) hold Offered Share Units, Pre-Funded Units, Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; or (n) own or have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal income, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Offered Share Units, Pre-Funded Units, Offered Shares, Pre-Funded Warrants, Common Warrants and Warrant Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Offered Share Units, Pre-Funded Units, Offered Shares, Pre-Funded Warrants, Common Warrants and Warrant Shares, the U.S. federal income tax consequences to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants). This summary does not address the tax consequences to any such partner (or owner or participant). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership and disposition of Offered Share Units, Pre-Funded Units, Offered Shares, Pre-Funded Warrants, Common Warrants and Warrant Shares.

U.S. Federal Income Tax Consequences of the Acquisition of Common Stock Units or Pre-Funded Units

For U.S. federal income tax purposes, the acquisition by a U.S. Holder of an Offered Share Unit will be treated as the acquisition of one Offered Share and one half Common Warrant. The purchase price for each Offered Share Unit will be allocated between these two components in proportion to their relative fair market values at the time the Offered Share Unit is purchased by the U.S. Holder. This allocation of the purchase price for each Offered Share Unit will establish a U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the Offered Share and one half Common Warrant that comprise each Offered Share Unit.

For this purpose, we will allocate US$0.3715 of the purchase price for the Offered Share Unit to the Offered Share and US$0.0001 of the purchase price for each Offered Share Unit to the one half Common Warrant. However, the IRS will not be bound by such allocation of the purchase price for the Offered Share Units, and therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each U.S. Holder should consult its own tax advisor regarding the allocation of the purchase price for the Offered Share Units.

For U.S. federal income tax purposes, the acquisition by a U.S. Holder of a Pre-Funded Unit will be treated as the acquisition of one Pre-Funded Warrant and one half Common Warrant. The purchase price for each Pre-Funded Unit will be allocated between these two components in proportion to their relative fair market values at the time the Pre-Funded Unit is purchased by the U.S. Holder. This allocation of the purchase price for each Pre-Funded Unit will establish a U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the Pre-Funded Warrant and one half Common Warrant that comprise each Pre-Funded Unit.

For this purpose, we will allocate US$0.3715 of the purchase price for the Pre-Funded Unit to the Pre-Funded Warrant and US$0.0001 of the purchase price for each Pre-Funded Unit to the one half Common Warrant. However, the IRS will not be bound by such allocation of the purchase price for the Pre-Funded Units, and therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each U.S. Holder should consult its own tax advisor regarding the allocation of the purchase price for the Pre-Funded Units.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, we believe that a Pre-Funded Warrant should be treated as a separate class of common shares for U.S. federal income tax purposes and a U.S. Holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of Offered Shares except as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the Offered Shares received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the Offered Shares received upon exercise, increased by the exercise price of $0.0001 per Offered Share. However, such characterization is not binding on the IRS, and the IRS may treat the Pre-Funded Warrants as warrants to acquire common shares. If so, the amount and character of a U.S. Holder’s gain with respect to an investment in Pre-Funded Warrants could change, and a U.S. Holder may not be entitled to make the “QEF Election” described below with respect to the Pre-Funded Warrants to mitigate PFIC consequences in the event that we are classified as a PFIC. A U.S. Holder generally may not make a Mark-to-Market Election with respect to the Pre-Funded Warrants. Accordingly, each U.S. Holder should consult its own tax advisor regarding the risks associated with the acquisition of a Pre-Funded Warrant pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Passive Foreign Investment Company Rules

If we were to constitute a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”) for any year during a U.S. Holder’s holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of Offered Share Units, Pre-Funded Units, Offered Shares, Pre-Funded Warrants, Common Warrants and Warrant Shares. We believe we were a PFIC for our most recently completed taxable year and based on the nature of our business, the projected composition of our gross income and the projected composition and estimated fair market values of our assets, we expect to be a PFIC for our current taxable year and may be a PFIC in subsequent tax years. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by us (or any of our non-U.S. subsidiaries) concerning our (or its) PFIC status. Each U.S. Holder should consult its own tax advisors regarding our PFIC status of the PFIC status of each of our non-U.S. subsidiaries.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

We generally will be a PFIC if, for a tax year, (a) 75% or more of our gross income in such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by us from certain “related persons” (as defined in Section 954(d)(3) of the Code) also organized in Canada, to the extent such items are properly allocable to the income of such related person that is not passive income. Passive assets generally include cash and assets readily convertible into cash.

Under certain attribution rules, if we are a PFIC, U.S. Holders will generally be deemed to own their proportionate share of our direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax as described below under “Default PFIC Rules Under Section 1291 of the Code” on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by us or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Offered Share Units, Pre-Funded Units, Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Offered Share Units, Pre-Funded Units, Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares are made.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC for any tax year during which a U.S. Holder owns Offered Share Units, Pre-Funded Units, Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of Offered Share Units, Pre-Funded Units, Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares will depend on whether such U.S. Holder makes a “qualified electing fund” or “QEF” election (a “QEF Election”) with respect to the Offered Shares, Pre-Funded Warrants or Warrant Shares or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to Offered Shares or Warrant Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a “Non-Electing U.S. Holder”) will be taxable as described below.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to: (a) any gain recognized on the sale or other taxable disposition of Offered Shares, Pre-Funded Warrants, Common Warrants and Warrant Shares; and (b) any “excess distribution” received on the Offered Shares, Pre-Funded Warrants, Common Warrants and Warrant Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Offered Shares, Pre-Funded Warrants, Common Warrants and Warrant Shares of a PFIC (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on Offered Shares, Pre-Funded Warrants and Warrant Shares or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder (including a constructive distribution on the Common Warrants), must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective Offered Shares, Pre-Funded Warrants, Common Warrants and Warrant Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares, we will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether we cease to be a PFIC in one or more subsequent tax years. If we cease to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to Offered Shares, Pre-Funded Warrants and Warrant Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such Offered Shares, Pre-Funded Warrants and Warrant Shares were sold on the last day of the last tax year for which we were a PFIC. No such election, however, may be made with respect to the Common Warrants.

Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant, or other right to acquire stock of a PFIC (such as the Common Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. Under rules described below, the holding period for the Warrant Shares will begin on the date a U.S. Holder acquires the Offered Share Units or Pre-Funded Units, as applicable. This will impact the availability of the QEF Election and Mark-to-Market Election with respect to the Warrant Shares. Thus, a U.S. Holder will have to account for Warrant Shares, Pre-Funded Warrants and Offered Shares under the PFIC rules and the applicable elections differently.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which the holding period of its Offered Shares or Pre-Funded Warrants begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Offered Shares or Pre-Funded Warrants. However, a U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to us generally (a) may receive a tax-free distribution from us to the extent that such distribution represents our “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Offered Shares or Pre-Funded Warrants to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Offered Shares or Pre-Funded Warrants.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” for purposes of avoiding the default PFIC rules discussed above if such QEF Election is made for the first year in the U.S. Holder’s holding period for the Offered Shares or Pre-Funded Warrants in which we are a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a

PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

As discussed above, under proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC (such as the Common Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. However, a U.S. Holder of an option, warrant or other right to acquire stock of a PFIC may not make a QEF Election that will apply to the option, warrant or other right to acquire PFIC stock. In addition, under proposed Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquire stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired upon exercise of such option, warrant or other right will include the period that the option, warrant or other right was held.

Consequently, under the proposed Treasury Regulations, if a U.S. Holder of Offered Shares makes a QEF Election, such election generally will not be treated as a timely QEF Election with respect to Warrant Shares and the rules of Section 1291 of the Code discussed above will continue to apply with respect to such U.S. Holder’s Warrant Shares. However, a U.S. Holder of Warrant Shares should be eligible to make a timely QEF Election if such U.S. Holder makes a “purging” or “deemed sale” election to recognize gain (which will be taxed under the default rules of Section 1291 of the Code discussed above) as if such Warrant Shares were sold for fair market value. As a result of the “purging” or “deemed sale” election, the U.S. Holder will have a new basis and holding period in the Warrant Shares acquired upon the exercise of the Common Warrants for purposes of the PFIC rules. In addition, gain recognized on the sale or other taxable disposition (other than by exercise) of the Common Warrants by a U.S. Holder will be subject to the rules of Section 1291 of the Code discussed above. Each U.S. Holder should consult its own tax advisor regarding the application of the PFIC rules to the Offered Share Units, Pre-Funded Units, Offered Shares, Pre-Funded Warrants, Common Warrants, and Warrant Shares.

U.S. Holders should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF, or that we will supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules, in the event that we are a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to their Offered Shares and Warrant Shares. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election with respect to us and any Subsidiary PFIC.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if we do not provide the required information with regard to us or any of our Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to Offered Shares and Warrant Shares only if the Offered Shares and Warrant Shares are marketable stock. The Offered Shares and Warrant Shares generally will be “marketable stock” if the Offered Shares and Warrant Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Each U.S. Holder should consult its own tax advisor in this matter.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Offered Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Offered Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the Offered Shares for which we are a PFIC and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Offered Shares.

Any Mark-to-Market Election made by a U.S. Holder for the Offered Shares will also apply to such U.S. Holder’s Warrant Shares. As a result, if a Mark-to-Market Election has been made by a U.S. Holder with respect to Offered Shares, any Warrant Shares received will automatically be marked-to-market in the year of exercise. Because, under the proposed Treasury Regulations, a U.S. Holder’s holding period for Warrant Shares includes the period during which such U.S. Holder held the Common Warrants, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to its Warrant Shares after the beginning of such U.S. Holder’s holding period for the Warrant Shares unless the Warrant Shares are acquired in the same tax year as the year in which the U.S. Holder acquired its Offered Share Units or Pre-Funded Units, as applicable. Consequently, the default rules under Section 1291 described above generally will apply to the mark-to-market gain realized in the tax year in which Warrant Shares are received upon the exercise of the Common Warrants. However, the general mark-to-market rules will apply to subsequent tax years.

Any Mark-to-Market Election made by a U.S. Holder for the Offered Shares will also apply to such U.S. Holder’s Offered Shares received upon exercise of a Pre-Funded Warrant. As a result, if a Mark-to-Market Election has been made by a U.S. Holder with respect to Offered Shares, any Offered Shares received upon exercise of a Pre-Funded Warrant will automatically be marked-to-market in the year of exercise. Because a U.S. Holder’s holding period for Offered Shares received upon exercise of a Pre-Funded Warrant should include the period during which such U.S. Holder held the Pre-Funded Warrant, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to such Offered Shares after the beginning of such U.S. Holder’s holding period for such Offered Shares unless such Offered Shares are acquired in the same tax year as the year in which the U.S. Holder acquired its Pre-Funded Units. Consequently, the default rules under Section 1291 described above generally will apply to the mark-to-market gain realized in the tax year in which such Offered Shares are received upon the exercise of the Pre-Funded Warrants. However, the general mark-to-market rules will apply to subsequent tax years.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Offered Shares and any Warrant Shares, as of the close of such tax year over (b) such U.S. Holder’s adjusted tax basis in such Offered Shares and any Warrant Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder’s adjusted tax basis in the Offered Shares and any Warrant Shares, over (b) the fair market value of such Offered Shares and any Warrant Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the Offered Shares and Warrant Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Offered Shares and Warrant Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Offered Shares and Warrant Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Offered Shares and Warrant Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Offered Shares, Pre-Funded Warrants, Common Warrants and Warrant Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which Offered Shares, Pre-Funded Warrants, Common Warrants, and Warrant Shares are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares.

In addition, a U.S. Holder who acquires Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares from a decedent will not receive a “step up” in tax basis of such Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares to fair market value unless such decedent had a timely and effective QEF Election in place.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the PFIC rules (including the availability and advisability of making a QEF Election or Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether the U.S. Holder makes a QEF Election. These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to these special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares, and the availability of certain U.S. tax elections under the PFIC rules.

U.S. Federal Income Tax Consequences of the Exercise and Disposition of Common Warrants

The following discussion describes the general rules applicable to the ownership and disposition of the Common Warrants but is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules.”

Exercise of Common Warrants

A U.S. Holder should not recognize gain or loss on the exercise of a Common Warrant and related receipt of a Warrant Share (unless cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. Holder’s initial tax basis in the Warrant Share received on the exercise of a Common Warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such Common Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Common Warrant. It is unclear whether a U.S. Holder’s holding period for the Warrant Share received on the exercise of a Common Warrant would commence on the date of exercise of the Common Warrant or the day following the date of exercise of the Common Warrant. If we are a PFIC, a U.S. Holder’s holding period for the Warrant Share for PFIC purposes will begin on the date on which such U.S. Holder acquired its Offered Share Units or Pre-Funded Units, as applicable.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Common Warrants into Warrant Shares. The U.S. federal income tax treatment of a cashless exercise of Common Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Common Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Common Warrants.

Disposition of Common Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Common Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the Common Warrant sold or otherwise disposed of. Subject to the PFIC rules discussed above, any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Common Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Common Warrants Without Exercise

Upon the lapse or expiration of a Common Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Common Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Common Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Common Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Common Warrants, or an adjustment to the exercise price of the Common Warrants, may be treated as a constructive distribution to a U.S. Holder of the Common Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the “earnings and profits” or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to the shareholders). Adjustments to the exercise price of Common Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Common Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. (See more detailed discussion of the rules applicable to distributions made by us at “Distributions on Offered Shares, Pre-Funded Warrants and Warrant Shares” below).

General Rules Applicable to the Ownership and Disposition of Offered Shares, Pre-Funded Warrants and Warrant Shares

The following discussion is subject, in its entirety, to the rules described above under the heading “Passive Foreign Investment Company Rules”.

Distributions on Offered Shares, Pre-Funded Warrants and Warrant Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to an Offered Share, Pre-Funded Warrant or Warrant Share (as well as any constructive distribution on a Common Warrant) will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current or accumulated “earnings and profits”, as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or were a PFIC for the preceding tax year. To the extent that a distribution exceeds our current and accumulated “earnings and profits”, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Offered Shares, Pre-Funded Warrants or Warrant Shares and thereafter as gain from the sale or exchange of such Offered Shares, Pre-Funded Warrants or Warrant Shares. (See “Sale or Other Taxable Disposition of Offered Shares, Pre-Funded Warrants and/or Warrant Shares” below). However, we do not intend to maintain the calculations of our earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder therefore should assume that any distribution by us with respect to Offered Shares, Pre-Funded Warrants or Warrant Shares will constitute ordinary dividend income. Dividends received on Offered Shares, Pre-Funded Warrants or Warrant Shares by corporate U.S. Holders generally will not be eligible for the “dividends received deduction” generally applicable to corporations. Subject to applicable limitations and provided we are eligible for the benefits of the Treaty or the Offered Shares are readily tradable on a United States securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, in respect of Offered Shares, Pre-Funded Warrants or Warrant Shares generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

Sale or Other Taxable Disposition of Offered Shares, Pre-Funded Warrants and/or Warrant Shares

Upon the sale or other taxable disposition of Offered Shares, Pre-Funded Warrants or Warrant Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the U.S. dollar value of cash received plus the fair market value of any property received and such U.S. Holder’s tax basis in such Offered Shares, Pre-Funded Warrants or Warrant Shares sold or otherwise disposed of. Gain or loss recognized on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the Offered Shares, Pre-Funded Warrants or Warrant Shares have been held for more than one year.

Preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Offered Shares, Pre-Funded Warrants, or Warrant Shares (or constructive dividends on the Common Warrants) will be treated as foreign-source income, and generally will be treated as “passive category income” or “general category income” for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Treaty may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the “Foreign Tax Credit Regulations”) impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has recently released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Offered Shares, Pre-Funded Warrants or Warrant Shares (or constructive dividends on the Common Warrants) generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. U.S. Holders may be subject to these reporting requirements unless their Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of Offered Shares, Pre-Funded Warrants, Common Warrants or Warrant Shares will generally be subject to information reporting and backup withholding tax (currently at a rate of 24%) if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OFFERED SHARE UNITS, PRE-FUNDED UNITS, OFFERED SHARES, PRE-FUNDED WARRANTS, COMMON WARRANTS, AND WARRANT SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

DESCRIPTION OF OUR COMMON SHARES

Description of Securities

The following description of our common shares, no par value per share, is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Articles of Incorporation, Arrangement and Amendment last amended on June 12, 2015 (the “Articles”) and our Amended By-Law No. 2 (the “Bylaws”), each of which is incorporated by reference as an exhibit to the Annual Report on Form 10-K. We encourage you to read our Articles and our Bylaws for additional information.

Authorized Capital

Our authorized share capital consists of an unlimited number of common shares.

Voting Rights

Holders of common shares will be entitled to receive notice of and to attend all meetings of the shareholders. Holders of common shares are entitled to one vote per share on all matters voted on by the shareholders, including the election of directors. Our common shares do not have cumulative voting rights. Each director is elected by a plurality of the votes cast. However, in an uncontested election, if a nominee for director receives a greater number of votes “withheld” from his or her election than votes “for” such election, the nominee will be considered not to have received the support of the shareholders, even though duly elected as a matter of corporate law. Such a nominee will be expected to provide forthwith his or her resignation to the board, effective on acceptance by the board. Unless special circumstances apply, the board will accept the resignation. Within 90 days following the applicable meeting of the shareholders, the board will determine whether to accept or reject the resignation offer that has been submitted. Following the board’s decision on the resignation, the board will promptly disclose, via press release, its decision (including the reasons for rejecting the resignation offer, if applicable).

Except for the election of directors, or as otherwise required by the Articles, the Bylaws or applicable laws and regulations, all questions properly before a meeting of shareholders will be decided by a majority of the votes cast on the question.

Dividend Rights and Dividend Policy

The holders of common shares are entitled, at the discretion of our board of directors, to receive out of any or all of our assets properly available for the payment of dividends, any dividend declared by the board of directors and payable by us on our common shares. Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to us. We and our subsidiaries are, and may become, parties to agreements pursuant to which we borrow money, and certain covenants in these agreements may limit our ability to pay dividends or other distributions with respect to the common shares or to repurchase common shares.

We have not paid any dividends since our Incorporation. At the discretion of our board of directors, we will consider paying dividends in the future as our operational circumstances may permit, having regard to, among other things, our earnings, cash flow and financial requirements. It is the current policy of our board of directors to retain all earnings to finance our business plan.

Liquidation Rights

The holders of common shares will participate on a pro rata basis in any distribution of our remaining property upon our liquidation, dissolution or winding-up or any other return of capital or distribution of our assets among our shareholders for the purpose of winding up our affairs.

Other Rights and Preferences

Our common shares have no sinking fund or redemption provisions or preemptive, conversion or exchange rights.

Fully Paid Shares

Our outstanding common shares are, and any newly issued common shares will be, fully paid and non-assessable.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering up to 21,528,525 Offered Shares, together with Common Warrants to purchase up to 10,764,263 Offered Shares. Each Common Warrant has an assumed exercise price of $0.3716 per common share, which is the last reported sale price of our common shares on Nasdaq on October 29, 2024. The Offered Shares and the Common Warrants are immediately separable and will be issued separately, but must be purchased together in this offering. We are also offering Pre-Funded Warrants to purchase up to 21,528,525 Offered Shares to those purchasers whose purchase of Offered Shares in this offering would result in the purchaser beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common shares following the consummation of this offering in lieu of the Offered Shares that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). Each Pre-Funded Warrant will be exercisable for one common share at an exercise price of $0.0001 per common share. Each Pre-Funded Warrant is being issued together with the same Common Warrants described above being issued with each Offered Share. The Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. For each Pre-Funded Warrant and accompanying Common Warrant we sell, the number of Offered Shares and accompanying Common Warrants we are offering will be decreased on a one-for-one basis.

Offered Shares

The material terms and provisions of our common shares are described under the section titled “Description of our Common Shares” on page 37.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being issued hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per common share equal to $0.0001. Each Pre-Funded Warrant will be exercisable immediately upon issuance until the Pre-Funded Warrant is exercised in full. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the Pre-Funded Warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The exercise price and number of Offered Shares issuable upon exercise is subject to appropriate adjustment in the event of stock splits and combinations affecting our Offered Shares. The Warrants are immediately separable and will be issued separately but must be purchased together in this offering.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Offered Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would beneficially own (as determined in accordance with the terms of the Pre-Funded Warrants and the rules and regulations of the SEC) more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding Offered Shares immediately after exercise, or the maximum percentage, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the maximum percentage, provided that the maximum percentage cannot be increased to more than 9.99% and any increase does not take effect for 61 days after such notice is delivered.

Cashless Exercise

If, at the time a holder exercises its Pre-Funded Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Pre-Funded Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Offered Shares determined according to a formula set forth in the Pre-Funded Warrants.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional Offered Shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of Offered Shares to be issued will be rounded to the nearest whole number.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited. The Offered Shares issuable upon exercise of the Pre-Funded Warrants are currently listed on Nasdaq. We have applied to list the Offered Shares issuable upon exercise of the Pre-Funded Warrants on the TSX.

Right as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of Offered Shares, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants provide that holders have the right to participate in distributions or dividends paid on our Offered Shares.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including (i) our merger or consolidation with or into another person, (ii) the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, (iii) any purchase offer, tender offer or exchange offer pursuant to which holders of the common shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding common shares or 50% or more of the voting power of our common equity, (iv) any reclassification, reorganization or recapitalization of our shares of common shares or any compulsory share exchange or (v) any stock or share purchase agreement or other business combination with another person or group of persons whereby such other person or group acquires 50% or more of our outstanding shares of common shares or 50% or more of the voting power of our common equity, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction on a net exercise basis.

Common Warrants to Purchase Offered Shares

The following summary of certain terms and provisions of the Common Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants.

Duration and Exercise Price

Each Common Warrant offered hereby has an assumed initial exercise price equal to $0.3716 per common share, which is the last reported sale price of our common shares on Nasdaq on October 29, 2024. The Common Warrants will be exercisable immediately upon issuance and will expire five years from the date of issuance. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the Common Warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The exercise price and number of Offered Shares issuable upon exercise is subject to appropriate adjustment in the event of stock splits and combinations affecting our Offered Shares. The Common Warrants will be issued separately from the Offered Shares, or the Pre-Funded Warrants, as the case may be.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Offered Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Common Warrant to the extent that the holder would beneficially own more than the maximum percentage, except that upon prior notice from the holder to us, the holder may increase or decrease the maximum percentage, provided that the maximum percentage cannot be increased to more than 9.99% and any increase does not take effect for 61 days after such notice is delivered.

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the Offered Shares underlying the Common Warrants or the resale of such shares under the Securities Act is not then effective or available for the issuance or resale, as applicable, of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Offered Shares determined according to a formula set forth in the Common Warrants.

Fractional Shares

No fractional Offered Shares will be issued upon the exercise of the Common Warrants. Rather, the number of Offered Shares to be issued will be rounded to the nearest whole number.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the

Common Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Warrants will be extremely limited. Our common shares are currently listed on Nasdaq. We have applied to list the Offered Shares issuable upon exercise of the Warrants on the TSX.

Right as a Shareholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of Offered Shares, the holders of the Common Warrants do not have the rights or privileges of holders of our Offered Shares, including any voting rights, until they exercise their Common Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Warrants and generally including (i) our merger or consolidation with or into another person, (ii) the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, (iii) any purchase offer, tender offer or exchange offer pursuant to which holders of our common shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding common shares or 50% or more of the voting power of our common equity, (iv) any reclassification, reorganization or recapitalization of our common shares or any compulsory share exchange or (v) any stock or share purchase agreement or other business combination with another person or group of persons whereby such other person or group acquires 50% or more of our outstanding common shares or 50% or more of the voting power of our common equity, the holders will be entitled to receive the number of common shares for which the Common Warrant is exercisable immediately prior to the occurrence of such fundamental transaction on a net exercise basis. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrants for cash in the amount of the Black Scholes Value (as defined in each warrant) of the unexercised portion of the Common Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Common Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of the common shares in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of common shares are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

U.S. Tax Consequences

In the event of an adjustment (or nonoccurrence of an adjustment) to the exercise price or the number of Offered Shares or other consideration for which a Warrant or Pre-Funded Warrant may be exercised, the holders of the Warrants or Pre-Funded Warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Income Tax Consequences.” Because this deemed income would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding taxes (including backup withholding taxes) are paid on behalf of a holder, those withholding taxes may be set off against any cash or shares received pursuant to the Warrants or Pre-Funded Warrants (or, in some circumstances, against any payments on the Offered Shares).

Placement Agent Warrants

We have agreed to issue to the Placement Agent or its designees the Placement Agent Warrants to purchase up to a number of common shares equal to 4.0% of the aggregate number of Offered Shares, at an exercise price equal to 110% of the public offering price per common share. Please see “Plan of Distribution— Placement Agent Warrants.”

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the securities being offered hereby is being passed upon for us by McCarthy Tétrault LLP, Toronto, Ontario, with respect to matters of Canadian law and Dorsey & Whitney LLP, Vancouver, British Columbia and Denver, Colorado with respect to matters of U.S. law. The Placement Agent is represented by Thompson Hine LLP with respect to this offering.

EXPERTS

The consolidated financial statements of Aptose Biosciences Inc. as of December 31, 2023 and 2022 and for the years then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2023 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934 and, accordingly, we file reports with and furnish other information to the SEC. This prospectus forms part of a registration statement we have filed with the SEC relating to, among other things, the Offered Shares. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement that we filed. For further information regarding us and the securities covered by this prospectus, you may desire to review the full registration statement, including its exhibits. The registration statement, including its exhibits, as well as the documents that we file with the SEC, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-800-SEC-0330. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC. This means that we can disclose important information to you by referring you to those documents.

We incorporate by reference into this prospectus the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 26, 2024, as amended and filed with the SEC on April 29, 2024;

•	Quarterly Reports on Form 10-Q filed with the SEC on May 14, 2024, and August 8, 2024;

•	Our definitive proxy statements on Schedule 14A filed on May 14, 2024 and July 17, 2024, respectively;

•

Our Current Reports on Form 8-K filed with the SEC on January 30, 2024, March 1, 2024, April 5, 2024, April 26, 2024, May 1, 2024, May  31, 2024, June 3, 2024, June  20, 2024, July  19, 2024, August 30, 2024, September 6, 2024, and October 4, 2024; and

The description of our common shares set forth under the heading “Additional Information - Common Shares” contained in our Annual Report on Form 20-F for the fiscal year end May 31, 2014, filed with the SEC on July 30, 2014, and incorporated by reference into our Registration Statement on Form 8-A, as filed with the SEC on October  21, 2014, including any amendment or report to such Registration Statement on Form 8-A filed for the purpose of amending such description.

In addition, all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus but before the termination of the offering of the securities covered by this prospectus, are hereby incorporated by reference into this prospectus.

We have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. If exhibits to the documents incorporated by reference into this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided.

Requests for any of these documents should be directed to:

Investor Relations

Aptose Biosciences Inc.

66 Wellington Street West, Suite 5300

TD Bank Tower, Box 48

Toronto, Ontario M5K 1E6

Canada

Up to 21,528,525 Common Shares

Up to 21,528,525 Pre-Funded Warrants to Purchase up to 21,528,525 Common Shares

Up to 10,764,263 Warrants to Purchase 10,764,263 Common Shares

Up to 21,528,525 Common Shares Underlying Pre-Funded Warrants

Up to 10,764,263 Common Shares Underlying Warrants

Up to 861,141 Common Shares underlying the Placement Agent Warrants

Sole Placement Agent

A.G.P.

The date of this prospectus is      , 2024

PROSPECTUS

     , 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the Company, other than underwriting discounts and commissions, upon the completion of this offering. All amounts shown are estimates except for the SEC filing fee.

Approximate Amount
SEC registration fee	$1,891
Legal fees and expenses	$200,000
Accounting fees and expenses	$50,000
Transfer agent and registrar fees	$10,000
Miscellaneous	$10,000
Total	$271,891

Item 14.	Indemnification of Directors and Officers.

Under the Canada Business Corporations Act, or the “CBCA”, the Company may indemnify its current or former directors or officers or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Company or another entity, and the individual seeking indemnity shall have a right to such indemnity if such individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that such individual ought to have done. The CBCA also provides that the Company may advance moneys to such an individual for the costs, charges and expenses of such a proceeding.

The CBCA also provides that the Company may with the approval of a court, indemnify such an individual or advance moneys against all costs, charges and expenses reasonably incurred by the individual in connection with an action by or on behalf of the Company or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the Company or other entity at the Company’s request.

However, indemnification under any of the foregoing circumstances is prohibited under the CBCA unless the individual:

•

acted honestly and in good faith with a view to the Company’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Company’s request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

The Company’s by-law No. 2 provides that the Company will indemnify its directors or officers, former directors or officers or other individuals who act or have acted at the Company’s request as a director or officer, or in a similar capacity, of another entity, and his or her heirs and legal representatives to the extent permitted by the CBCA.

The Company’s by-law No. 2 further provides that, except as otherwise required by the CBCA, the Company may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was an employee or agent of the Company, or is or was serving at the request of the Company as an employee, agent of or participant in another entity against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which he or she served at the Company’s request and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction will not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Company or other entity and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his or her conduct was lawful.

The Company has entered into indemnity agreements with its directors and certain officers pursuant to which it has agreed to indemnify its officers and directors for:

(a)

all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having been a director and/or officer of the Company, if (i) they acted honestly and in good faith with a view to the best interests of the Company, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

(b)

all costs, charges and expenses reasonably incurred by them in connection with any action by or on behalf of the Company to procure a judgment in the Company’s favour to which they are made a party by reason of being or having been a director and/or officer of the Company.

(c)

all costs, charges and expenses reasonably incurred by them in connection with the defense of any civil, criminal or administrative proceeding to which they are made a party by reason of being or having been a director and/or officer of the Company if they have been substantially successful on the merits in their defense of the action or proceeding and they fulfil the conditions set forth in the two foregoing clauses (a)(i) and (a)(ii) above.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities.

The Company sold the securities described below within the past three years which were not registered under the Securities Act.

On May 25, 2023, the Company entered into a purchase agreement (the “Purchase Agreement”) with Keystone Capital Partners, LLC (“Keystone”), pursuant to which Keystone has committed to purchase from the Company, at the Company’s direction, up to $25 million common shares, subject to the terms and conditions specified in such Purchase Agreement. Pursuant to the Purchase Agreement, the Company issued to Keystone 7,547 common shares concurrently with the Company’s execution of the Purchase Agreement as consideration for its irrevocable commitment to purchase the common shares thereunder, subject the terms and conditions contained therein. In the nine months ended September 30, 2023, the Company’s issuance of common shares to

Keystone comprised 328,438 common shares. The securities were issued pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the investor.

On September 6, 2023, the Company entered into a subscription agreement (the “Subscription Agreement”) with Hanmi Pharmaceutical Co., Ltd., a corporation formed under the laws of the Republic of Korea (“Hanmi Pharmaceutical”), pursuant to which the Company agreed to sell and issue to Hanmi Pharmaceutical and Hanmi Pharmaceutical agreed to purchase from the Company up to $7.0 million of our common shares, at a purchase price per common share of $4.448 (the “Purchase Price”), which represents a premium to the Nasdaq “Minimum Price” as defined under Rule 5635(d)(1)(A) under Nasdaq’s Listing Rules of $4.04 per common share for aggregate gross proceeds to the Company of up to $7.0 million (such transaction, the “Hanmi Investment”). Hanmi Pharmaceutical is a current shareholder of the Company and holds, as of the date of this current report, approximately 884,152 common shares which represents approximately 12.07% of the Company’s issued and outstanding common shares on a non-diluted basis. The Hanmi Investment was structured in two tranches. The first tranche of $3.0 million was paid upon the signing of the Subscription Agreement for the issuance of 668,449 common shares at the Purchase Price. The second tranche of $4.0 million (the “Second Tranche”) will be priced at a premium to the Nasdaq “Minimum Price” based on a formula set forth in the Subscription Agreement and will be paid upon the Company achieving certain milestones. The securities were issued pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the investor.

Item 16.	Exhibits and Financial Statement Schedules.

(a) See the Exhibit Index on the page immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to any charter provision, by law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

The following documents are being filed with the Commission as exhibits to this registration statement on Form S-1.

Exhibit Number	Description of Document

3.1#	Articles of Incorporation, Arrangement and Amendment (incorporated herein by reference to Exhibit 99.3 to the Company’s Current Report on Form 6-K filed with the SEC on June 12, 2015)

3.2#	By-law #2 of the Company (incorporated herein by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on June 12, 2015)

3.3#	Certificate of Amendment (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2023)

4.1#	Description of Securities (incorporated by reference to Exhibit 4.1 to the Company’s Annual report on Form 10-K filed with the SEC on March 22, 2022)

4.2*	Form of Common Warrant

4.3*	Form of Pre-Funded Warrant

4.4*	Form of Placement Agent Warrant

5.1*	Opinion of McCarthy Tétrault LLP

5.2*	Opinion of Dorsey & Whitney LLP related to the Warrants and Pre-Funded Warrants

8.1*	Tax Opinion of Dorsey & Whitney LLP

10.1#	Indemnification Agreement dated July 10, 2007 between Lorus Therapeutics Inc. and the Company (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 6-K filed with the SEC on September 4, 2007)

10.2+#	Amended and Restated Executive Employment Agreement between the Company and Dr. William G. Rice dated August 19, 2014 (incorporated herein by reference to Exhibit 4.9A to the Company’s Annual Report on Form 20-F filed with the SEC on March 4, 2015)

10.3+#	Share Option Plan as amended May 5, 2015 (incorporated herein by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on June 12, 2015)

10.4+#	Stock Incentive Plan as adopted May 5, 2015 (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 6-K filed with the SEC on June 12, 2015)

10.5+#	Form of Executive Employment Agreement, dated December 4, 2019, between the Company and Dr. Rafael Bejar (incorporated herein by reference to Exhibit 10.7 to the Company’s Annual Report filed on Form 10-K filed with the SEC on March 10, 2020)

10.6^#	License agreement dated June 13, 2018 by and between the Company and CrystalGenomics, Inc. (incorporated herein by reference to Exhibit 1.1 to the Company’s Current Report on Form 6-K filed with the SEC filed on June 22, 2018)

10.7^#	Option and License Agreement between the Company and CrystalGenomics, Inc. dated March 21, 2016 (incorporated herein by reference on Form 10-KA/3 filed with the SEC on April 22, 2019)

10.8^#	Amendment to Option and License Agreement between the Company and CrystalGenomics, Inc., dated April 26, 2016 (incorporated herein by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on June 8, 2016)

10.9^#	Second Amendment to Option and License Agreement between the Company and CrystalGenomics, Inc., dated May 13, 2016 (incorporated herein by reference to Exhibit 99.3 to the Company’s Current Report on Form 6-K filed with the SEC on June 8, 2016)

Exhibit Number	Description of Document

10.10^#	Third Amendment to Option and License Agreement between the Company and CrystalGenomics, Inc., dated May 19, 2016 (incorporated herein by reference to Exhibit 99.4 to the Company’s Current Report on Form 6-K filed with the SEC on June 8, 2016)

10.11^#	Fourth Amendment to Option and License Agreement between the Company and CrystalGenomics, Inc., dated June 1, 2016 (incorporated herein by reference to Exhibit 99.5 to the Company’s Current Report on Form 6-K filed with the SEC on June 8, 2016)

10.12^#	License Agreement dated as of March 6, 2018 by and between the Company and Ohm Oncology Inc. (incorporated herein by reference to Exhibit 99.2 on Form 6-K filed with the SEC filed on March 8, 2018)

10.13+#	Aptose Biosciences Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to the Definitive Proxy statement on Schedule 14A filed with the SEC on April 1, 2021)(File no. 1-32001)

10.14+#	Aptose Biosciences Inc. 2021 Employee Stock Incentive Plan (incorporated by reference to the Definitive Proxy statement on Schedule 14A filed with the SEC on April 1, 2021)(File no. 1-32001)

10.15^#	Exclusive License Agreement, dated November 4, 2021, by and between Hanmi Pharmaceutical Co. Ltd. and Aptose Biosciences Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report filed on Form 8-K on November 4, 2021)

10.16#	Employment Agreement dated June 3, 2019 between Aptose Biosciences Inc. and Philippe Ledru (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report filed on Form 8-K on April 11, 2022)

10.17#	Employment Agreement, dated June 27, 2022, between Aptose Biosciences Inc. and Fletcher Payne (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report filed on Form 8-K on June 28, 2022)

10.18#	Equity Distribution Agreement, dated December 9, 2022, among Aptose Biosciences Inc. and JonesTrading Institutional Services LLC (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report filed on Form 8-K on December 12, 2022)

10.19#	Registration Rights Agreement, dated as of May 25, 2023, by and between the Company and Keystone Capital Partners, LLC (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2023)

10.20#	Common Share Purchase Agreement, dated as of May 25, 2023, by and between the Company and Keystone Capital Partners, LLC (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2023)

10.21#	Subscription Agreement, dated September 6, 2023, by and between the Company and Hanmi Pharmaceutical Co., Ltd. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 12, 2023)

10.22#	Investor Rights Agreement, dated September 6, 2023, by and between the Company and Hanmi Pharmaceutical Co., Ltd. (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 12, 2023)

10.23*	Form of Placement Agency Agreement

10.24*	Form of Securities Purchase Agreement

21.1#	List of Subsidiaries (incorporated herein by reference to Exhibit 21.1 to the Company’s Current Report filed on Form 10-K on March 24, 2023)

23.1*	Consent of Independent Registered Public Accounting Firm (KPMG)

Exhibit Number	Description of Document

23.2*	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1)

23.3*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.2)

24.1#	Powers of Attorney (included on signature page)

107*	Filing Fees

+	Indicates management contract or compensatory plan.
*	Filed herewith.
#	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada on October 30, 2024.

Aptose Biosciences Inc.

By:	/s/ Fletcher Payne
Fletcher Payne
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Positions	Date
/s/ William G. Rice	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	October 30, 2024
William G. Rice

/s/ Fletcher Payne	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 30, 2024
Fletcher Payne

*	Director	October 30, 2024
Denis Burger

*	Director	October 30, 2024
Carol Ashe

*	Director	October 30, 2024
Dr. Erich M. Platzer

*	Director	October 30, 2024
Dr. Bernd R. Seizenger

*	Director	October 30, 2024
Dr. Mark Vincent

*	Director	October 30, 2024
Warren Whitehead

* By:	/s/ William G. Rice
William G. Rice
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Aptose Biosciences Inc. in the United States, on this 30th day of October, 2024.

APTOSE BIOSCIENCES U.S. INC.

By:	/s/ Fletcher Payne
	Name:	Fletcher Payne
	Title:	Senior Vice President and Chief Financial Officer